As Filed with the Securities and Exchange Commission on June 20, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

PSM HOLDINGS, INC.
(Exact name of Registrant as Specified in Its Charter)

Nevada	6162	90-0332127
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1112 N. Main Street
Roswell, New Mexico 88201
(575) 622-5113
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jeffrey R. Smith, President
1112 N. Main Street
Roswell, New Mexico 88201
(575) 622-5113
(Name, address, including zip code, and telephone number
including area code, of agents for service)

Copies to:
Ronald N. Vance, P.C.
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
(801) 446-8802
(801) 446-8803 (fax)
ron@vancelaw.us
_____________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐    Accelerated filer ☐
Non-accelerated filer ☐   Smaller reporting company ☒

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	1,189,500	$0.80	$951,600	$38

(1)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c). The average bid and asked prices as reported by the Pink Sheets as of June 13, 2008, was $0.825 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted

PSM Holdings, Inc. Corporation

1,189,500 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 1,189,500 shares of our common stock. The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of our common stock for resale on the Pink Sheets or other over-the-counter market, in isolated transactions, or in a combination of such methods of sale. They may sell their shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors, or, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933. There will be no underwriter’s discounts or commissions, except for the charges to a selling stockholder for sales through a broker-dealer. All net proceeds from a sale will go to the selling stockholder and not to us. We will pay the expenses of registering these shares.

Our common stock is currently quoted on the Pink Sheets under the symbol “PSMH.” On June 13, 2008, the closing bid price as so reported was $0.65 per share.

Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

The date of this prospectus is ____________, 2008

We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

PSM Holdings, Inc.

We conduct all of our business operations through our wholly owned subsidiary, PrimeSource Mortgage, Inc., which we acquired in May 2005. Since 1991, PrimeSource Mortgage has been engaged in the mortgage brokerage business. It generates revenues by originating mortgage loans that are funded by third parties selected by us from over fifty institutional and private lenders. We also have a number of independently owned branch offices from which we derive revenue based on a percentage of commissions generated on loans originated by these branch offices. We are licensed as a mortgage brokerage firm in the States of New Mexico, Nevada, Arizona, Colorado, Missouri, Michigan, Texas, Alaska, Indiana, Oklahoma Tennessee, Arkansas, Florida and Kansas.

On April 14, 2006, we entered into a five-year renewable license agreement with Nationwide By Owner, Inc. (“Nationwide”), a Texas based company engaged in the business of marketing real property for sale by owners. In the course of its business, Nationwide generates a proprietary system which produces a database of sales leads containing home buyer and home seller information for persons seeking financing on the purchase or refinancing of real property. The license agreement permits us exclusive use of the database which we intend to use to generate leads for the origination of mortgage applications for submission to us. In order to implement this plan, we conducted a non-public offering in which we sold 360,000 shares of our common stock at $2.50 per share for gross proceeds of $900,000 which will be used to establish a national processing center for the collection, organization and tracking of these sales leads obtained from the database.

Our principal executive offices are located at 1112 N. Main Street, Roswell, New Mexico 88201. Our telephone number is (575) 622-5113. Our Internet address is www.wewalkyouhome.com . The information on our Internet website is not incorporated by reference in this prospectus.

The Offering

Common stock offered by selling stockholders:	Up to 1,189,500 outstanding shares of common stock.

Common stock outstanding:	12,893,367

Use of proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Pink Sheets trading symbol:	PSMH

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related to Our Company and its Business:

We experienced a net loss for the years ended June 30, 2007 and 2006, and for the nine months ended March 31, 2008. There is no assurance that we will be profitable in the current year or that we can meet our cash requirements solely from operating revenue.

During the year ended June 30, 2006, we experienced a net loss of $(1,156,632) and during the year ended June 30, 2007, we experienced a net loss of $(958, 234). During the nine months ended March 31, 2008, we experienced a net loss of $(532,192). Management believes that it will be able to fund operations during the current fiscal year from operations, but there is no assurance that revenues will be sufficient to meet the cash requirements of the company. Although persons associated with our management have indicated their willingness to provide financing for us in the future should we not generate sufficient revenue from operations, we do not have any written agreement with these persons and we have not explored or determined the terms and conditions of such financing. We may also seek equity funding to meet any operating shortfall, but we currently have no commitments for such funding.

A significant downturn in the economy or a material increase in interest rates could indirectly have a material negative impact on our business operations.

While we are not at risk for the loans made to our customers or the customers of our branch offices, we are dependent upon the commissions from the mortgage loans placed by us and our branch offices. If events in the economy occur which limit the number of loans placed by us or our branch offices, the amount of revenues generated by us would be negatively affected. Likewise, if mortgage interest rates increase significantly, the number of persons who purchase or refinance homes could decline, which would also affect our ability to generate commissions. Finally, if because of a downturn in the economy or otherwise a significant number of borrowers default on their mortgage loans, the number of lenders could diminish which may make it more difficult to qualify customers or reduce the number of loans we can place.

We are in competition with a number of local, regional, and national mortgage brokerage firms.

The mortgage brokerage business is highly competitive. In the geographic area in which we operate, we compete with a number of locally owned mortgage brokerage firms, as well as regional firms such as First Advantage Mortgage, and national firms such as Bank America Mortgage. Some of these competitors have longer operating histories and greater financial, technical, sales and marketing resources than do we. In addition, we also face competition from potential new entrants into the market who may develop innovative technologies or business models. Management cannot guarantee that we will be able to compete successfully against current and future competitors or that competitive pressures will not result in reductions in the amount of commissions charged, reduced operating margins, or loss of market share, any one of which could seriously harm our business.

In connection with our proposed venture from the leads generated by Nationwide, we will be in competition with a number of existing and well-established mortgage brokerage firms which currently market on the Internet and use direct leads to contact potential customers, which means that it may be difficult to obtain a market share in this segment of the industry.

The mortgage brokerage business is very competitive and entry into a new segment of this industry may be subject to risks not presently contemplated by management. In addition, any success realized by us could generate additional competition. The realization of any of these risks could have a material negative effect on our business.

The mortgage industry has recently gone through a significant consolidation with many sub-prime lenders going out of business.

The majority of the lenders in the sub-prime market two years ago are either in bankruptcy proceedings or are no longer in business today. Foreclosures are up significantly causing a credit tightening, making qualifying for loans more difficult for borrowers. We are not subject to credit losses because we do not fund the loans we originate.

The U.S. housing market as a whole is undergoing a significant contraction with lenders and investors tightening their credit standards, making it likely that mortgage origination volumes will decrease in the short term. Because of our long standing practices of dealing primarily with buyers who qualify for loans in the standard market, not funding loans, and forming relationships with quality lenders, management believes the impact of the current industry crisis on our business, although it cannot be determined with any certainty, will be minimal.

Due to pending changes in legislation related to the mortgage brokerage industry, management may be forced to consider moving into the “mortgage banking” arena by funding some of its own loans on warehouse lines of credit made available to the company.

The entry into a new segment of this industry may be subject to risks not presently contemplated by management. The realization of any of these risks could have a material negative effect on our business. Research has been completed, and additional hires may have to take place which will raise operating costs, reducing profit margins. These higher costs should be offset by the increase in revenues provided by the better pricing allowed under these transactions. The company has already received approval for one warehouse line of credit to fund such loans, and will likely have additional lines made available from existing lender relationships. However, no such written approval exists, and thus could present additional risk if the lines are not made available.
Risks Related to Our Common Stock:

Because our shares are designated as Penny Stock, broker-dealers will be less likely to trade in our stock due to, among other items, the requirements for broker-dealers to disclose to investors the risks inherent in penny stocks and to make a determination that the investment is suitable for the purchaser.

Our shares are designated as “penny stock” as defined in Rule 3a51-1 promulgated under the Exchange Act and thus may be more illiquid than shares not designated as penny stock. The SEC has adopted rules which regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are defined generally as non-NASDAQ equity securities with a price of less than $5.00 per share; that are not traded on a “recognized” national exchange; or in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $10,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years. The penny stock rules require a broker--dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules. Since our securities are subject to the penny stock rules, investors in the shares may find it more difficult to sell their shares. Many brokers have decided not to trade in penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. The reduction in the number of available market makers and other broker-dealers willing to trade in penny stocks may limit the ability of purchasers in this offering to sell their stock in any secondary market. These penny stock regulations, and the restrictions imposed on the resale of penny stocks by these regulations, could adversely affect our stock price.

Our board of directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders.

Under our articles of incorporation, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, none of which are issued and outstanding as of the date of this prospectus, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our stockholders. If the board causes any preferred stock to be issued, the rights of the holders of our common stock could be adversely affected. The board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by the board of directors could include voting rights, or even super voting rights, which could shift the ability to control the company to the holders of the preferred stock. Preferred shares could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, preferred shares would have preference in the event of liquidation of the corporation, which means that the holders of preferred shares would be entitled to receive the net assets of the corporation distributed in liquidation before the common stock holders receive any distribution of the liquidated assets. We have no current plans to issue any shares of preferred stock.

We have not paid, and do not intend to pay, dividends and therefore, unless our common stock appreciates in value, our investors may not benefit from holding our common stock.

We have not paid any cash dividends since inception. We do not anticipate paying any cash dividends in the foreseeable future. As a result, our investors will not be able to benefit from owning our common stock unless the market price of our common stock becomes greater than the price paid for the stock by these investors.

The public trading market for our common stock is a volatile one and will likely result in higher spreads in stock prices.

Our common stock is trading in the over-the-counter market and is quoted on the Pink Sheets. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as our ability to implement our business plan pertaining to the Nationwide by Owner operations, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our common stock. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on the NASDAQ or other exchanges, which means that the difference between the price at which shares could be purchased by investors on the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. We cannot insure that our trading volume will be sufficient to significantly reduce this spread, or that we will have sufficient market makers to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock increases and exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time the investor wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock has been quoted on the Pink Sheets under the symbol “PSMH” since October 10, 2005. The table below sets forth for the periods indicated the range of the high and low bid or trading information as reported by a brokerage firm and/or as reported on the Internet. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

	Quarter	High	Low
FISCAL YEAR ENDED
JUNE 30, 2006	Second	$2.00	$1.25
	Third	$3.35	$1.75
	Fourth	$5.50	$3.35

FISCAL YEAR ENDED	First	$5.10	$3.50
JUNE 30, 2007	Second	$4.50	$3.50
	Third	$4.00	$1.55
	Fourth	$2.60	$1.50

FISCAL YEAR ENDING	First	$2.90	$1.80
JUNE 30, 2008	Second	$2.50	$1.20
	Third	$1.35	$0.51

At June 13, 2008, the bid and ask prices of the common stock were $0.65 and $0.95, respectively, as reported by Pink OTC Markets Inc.

At June 13, 2008, we had outstanding no options, warrants to purchase, or other instruments convertible into our common stock. We also had no shares eligible for resale under Rule 144 of the Securities Act. We have granted registration rights only to the selling stockholders herein. We have not proposed to publicly offer any shares of our common stock in a primary offering.

Availability of Rule 144

Rule 144 was adopted by the SEC to provide shareholders a safe harbor which, if followed, would allow shareholders an opportunity to publicly resell restricted or control securities without registration. However, Paragraph (i) of Rule 144 states that the provisions of the rule are not available for the resale of securities initially issued by a shell company, or a company which at the time of issuance had ever been a shell company, until certain conditions are met. These conditions include the following: the issuer had ceased to be a shell company; it is subject to the reporting requirements of the Exchange Act; it has filed all reports and other materials required during the last 12 months, or for a shorter period it was required to file the reports; it has filed “Form 10 information;” and one year has elapsed from the date the “Form 10 information” was filed. As a former shell company, our shareholders will not be able to rely on Rule 144 until at least one year from the filing date of the registration statement of which this prospectus is a part, except for shareholders owning shares which were issued by us prior to the time we first became a shell company.

Holders

At June 9, 2008, we had approximately 366 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. We have appointed Fidelity Transfer Company, 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115, to act as the transfer agent of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth as of the most recent fiscal year ended June 30, 2007, certain information with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (b)) (c)
Equity compensation plans approved by security holders	0	—	2,686,887(1)
Equity compensation plans not approved by security holders	0	—	0
Total	0	—	2,686,887

(1)
Our 2002 Stock Option/Stock Issuance Plan authorizes the granting of up to 3,000,000 shares, either as stock options or restricted stock grants. As of June 9, 2008, we had granted a total of 345,813 shares and no options under the plan.

On January 30, 2002, the Board of Directors and the shareholders adopted the 2002 Stock Option/Stock Issuance Plan. The purpose of the plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and as an incentive to remain in our service.

There are 3,000,000 shares of common stock authorized for nonstatutory and incentive stock options and stock grants under the plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.

The plan is administered by the Board of Directors. The persons eligible to participate in the plan are as follows: (a) employees of our company and any of its subsidiaries; (b) non-employee members of the board or non-employee members of the Board of Directors of any of its subsidiaries; and (c) consultants and other independent advisors who provide services to us or any of our subsidiaries. Options may be granted, or shares issued, only to consultants or advisors who are natural persons and who provide bona fide services to us or one of our subsidiaries, provided that the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for our securities.

The plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until January 31, 2010, whichever is earlier. The plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of operations involving the mortgage brokerage business, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this report forward-looking statements are generally identified by the words “anticipate,” “plan,” “intend,” “believe,” “expect,” “estimate,” and the like. Although management believes that any forward-looking statements it makes in this document are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include the following:

•	changes in our business strategies;
•	a general decline in the economy, especially the housing market; and
•	failure to successfully market our services.

In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

The risk factors discussed in “Risk Factors” could cause our results to differ materially from those expressed in forward-looking statements. There may also be other risks and uncertainties that we are unable to predict at this time or that we do not now expect to have a material adverse impact on our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and analysis of Financial Condition and Results of Operations analyzes the major elements of our balance sheets and statements of income. This section should be read in conjunction with our consolidated financial statements and accompanying notes and other detailed information included in this prospectus.

Overview

Since 1991, PrimeSource Mortgage, Inc., our wholly owned subsidiary acquired in May 2005, has been engaged in the mortgage brokerage business. It generates revenues by originating mortgage loans that are funded by third parties selected by us from over fifty institutional and private lenders. We also have a number of independently owned branch offices from which we derive revenue based on a percentage of commissions generated on loans originated by these branch offices.

We presently realize revenues from two primary sources: commissions on loans brokered by us and over-rides on commissions generated through our branch offices.

Operating expenses consist primarily of commissions paid to independent brokers on mortgage loans, other compensation-related expenses to employees, including salaries and benefits of, and corporate overhead expenses.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Our financial statements reflect the selection and application of accounting policies which require management to make estimates and judgments. See Note 1 to our consolidated financial statements, “Summary of Significant Accounting Policies.” We believe that the following paragraphs reflect accounting policies that currently affect our financial condition and results of operations:

Principles of Consolidation

The consolidated financial statements include the accounts of PSM Holdings, Inc and its wholly owned subsidiary, PrimeSource Mortgage, Inc. All material intercompany transactions have been eliminated in consolidation.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenue, and expenses. Accordingly actual results could differ from those estimates.

Investments in Marketable Securities

Investments consist of equity securities categorized as available for sale. The securities are recognized at fair value with unrealized holding gains and losses included as other comprehensive income and reported as a net amount in a separate component of stockholders’ equity until realized.

Share Based Payment Plan

Under the 2002 Stock Option/Stock Issuance Plan we can grant stock or options to employees, related parties, and unrelated contractors in connection with the performance of services provided to us by the awardees. The Branch Owner Stock Program provides for issuance of stock to branch owners for outstanding performance. We use the fair value method to account for employee stock compensation costs and to account for share based payments to non-employees.

Nine Months Ended March 31, 2007, Compared to the Nine Months Ended March 31, 2008

Results of Operations

Revenues

Total revenues decreased approximately 10%, or $208,355, for the nine months ended March 31, 2008, as compared to the same period in the prior year (the “comparable prior year period”). This decrease is attributable primarily to a slowdown in mortgage originations throughout the industry. Management is unable to predict how mortgage originations and the industry will be impacted in the future.

Operating Expenses

Operating expenses decreased approximately 12%, or $335,481, for the nine months ended March 31, 2008, as compared to the comparable prior year period. This overall decrease was primarily due to a decrease in commissions paid of $266,222 in the nine months ended March 31, 2008, as compared to the comparable prior year period. Management believes this trend will continue to correspond directly to the increase or decrease in mortgage originations and commissions generated there from.

Liquidity and Capital Resources

Operating Activities

We experienced a net loss from operations of $(384,547) for the nine months ended March 31, 2008, as compared to a net loss from operations of $(632,483) for the comparable year period. The losses were attributable to a slowdown in the mortgage industry and costs of establishing 12 new branches from November 2007 through March 2008.

Financing Activities

Cash flows from financing activities included an inflow of $900,000 from the issuance of stock during the nine months ended March 31, 2007. Cash flows from financing activities included an inflow of $120,000 from the issuance of stock during the nine months ended March 31, 2008. Management is unable to anticipate the level of future cash flows from financing activities.

Year Ended June 30, 2007 Compared to Year Ended June 30, 2006

Results of Operations

Revenues

Total revenues decreased approximately 27%, or $1,074,997 for the year ended June 30, 2007, as compared to the same period in the prior year (the “comparable prior year period”). This decrease is attributable primarily to the loss of branch offices during the year and due to a slowdown in mortgage originations throughout the industry. Management is unable to predict how mortgage originations and the industry will be impacted in the future.

Operating Expenses

Operating expenses decreased approximately 21%, or $1,239,701 for the year ended June 30, 2007, as compared to the comparable prior year period. This overall decrease was primarily due to a decrease in commissions paid in the year ended June 30, 2006 as compared to the year ended June 30, 2007. There was an increase in branch developments costs of $209,458 in the year ended June 30, 2007 due to the cost of establishing new branches. Management believes that the mortgage origination revenue and commissions paid will continue to correspond directly to the increase or decrease in mortgage originations and commissions generated there from.

Liquidity and Capital Resources

Operating Activities

We experienced a net loss from operations of $(958,234) for the year ended June 30, 2007, as compared to a net loss from operations of $(1,156,632) for the comparable year period. The losses were attributable to the loss of branch offices, costs associated with establishing new branch offices and a slow-down in mortgage originations throughout the industry.

Financing Activities

Cash flows from financing activities included an inflow of $900,000 from the issuance of stock during the year ended June 30, 2007. Cash flows from financing activities included an inflow of $357,300 from the issuance of stock during the year ended June 30, 2006. Management is unable to anticipate the level of future cash flows from financing activities.

We do not currently have material commitments for capital expenditures and do not anticipate entering into any such commitments during the next twelve months.

We believe that current cash and cash flow from operations will be sufficient to meet our operating requirements for the next twelve months. In the event the assumptions concerning cash flow are not correct, the company has entered into a revolving line of credit with our President, Jeffrey R. Smith, for up to $100,000, of which $20,000 remains available at June 9, 2008. We may also raise additional funds through the sale of stock.

Off-Balance Sheet Arrangements

We do not have any significant off- balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity, capital expenditures or capital resources.

BUSINESS AND PROPERTIES

 Historical Information

PSM Holdings, Inc. was originally incorporated under the laws of the State of Utah on March 12, 1987, with the name “Durban Enterprises, Inc.” On July 31, 2001, the shareholders approved a change of domicile of the company to the State of Nevada and changed the name of the company to “Durban Holdings, Inc.” Effective August 17, 2001, the Utah corporation merged into a Nevada corporation incorporated on July 19, 2001, for the sole purpose of changing the domicile of the Utah company. On May 18, 2005, the name of our company was changed to “PSM Holdings, Inc.” We have a single wholly owned operating subsidiary, PrimeSource Mortgage, Inc.; our parent company acts as a holding company for the shares of this subsidiary and has no other business operations.

On April 13, 2005, we entered into an acquisition agreement with PrimeSource Mortgage, Inc., a Texas corporation, and its shareholders, whereby these shareholders agreed to exchange all of their shares in their company for 10,250,000 shares of common stock of our company. At the time of the transaction we were a shell company. The closing of the agreement was held on May 18, 2005, and we issued 10,250,000 shares pro rata to the shareholders of PrimeSource Mortgage, Inc., which included 5,000,000 shares to Ron Hanna, 2,500,000 shares to Jeffrey R. Smith, and 2,500,000 shares to Cindy L. Smith, the wife of Jeffrey R. Smith. Also in connection with the closing, Ron Hanna and Jeffrey R. Smith, controlling shareholders of PrimeSource Mortgage, Inc., were appointed to our board of directors and the former sole officer and director of our company resigned. The closing of this transaction resulted in a change of control of our company from Howard M. Oveson, the controlling shareholder prior to closing, to Ron Hanna and Jeffrey R. Smith, who beneficially owned approximately 90% of the outstanding stock at closing. As a result of the closing PrimeSource Mortgage, Inc. became a wholly owned subsidiary of our company.

Prior to June 30, 2005, our fiscal year end was January 31st. Following the acquisition of Prime Source Mortgage, we changed our fiscal year-end to June 30th to match the year-end of our operating subsidiary.

Since our inception in 1987 the following forward and reverse splits of our outstanding shares have been taken which affect our outstanding shares:

•	During the fiscal year ended January 31, 1988, the shareholders authorized a forward stock split of all the outstanding shares at the rate of ten shares for each one outstanding share.
•	In May 1990 we authorized a reverse stock split on the basis of one share for each ten shares outstanding.
•
Effective July 31, 2001, our outstanding shares of common stock were reverse split at the rate of one-for-ten, which means that each ten shares outstanding prior to the reverse split became one share thereafter. Immediately prior to this reverse stock split there were 3,085,553 shares of common stock outstanding, which were reduced to approximately 308,551 shares as a result of the reverse stock split.

•
Effective March 18, 2005, shareholders of our company owning a majority of the outstanding shares approved a forward split of the outstanding shares of our common stock at the rate of three-for-one, which means that each one share outstanding prior to the forward split became three shares thereafter. Immediately prior to this forward stock split there were 308,551 shares of common stock outstanding, which were increased to 925,653 shares as a result of the forward stock split.

All references in this prospectus to the number of shares of common stock, except as otherwise indicated, have been adjusted to reflect all of the prior stock splits.

Business Operations

We offer a full range of mortgage loan products, including adjustable rate mortgages, fifteen, twenty, and thirty year fixed rate loans, and balloon loans with a variety of maturities. In addition to residential mortgage purchases, we offer refinancing, construction loans, second mortgages, debt consolidation and home equity loans.

We provide residential mortgage loans to various consumers including “prime” credit borrowers who desire conventional conforming loans and borrowers seeking non-conforming loans.

Through our wholly owned subsidiary, PrimeSource Mortgage, Inc., we act as an agent or broker for mortgage lenders in real estate mortgage loan transactions, and we solicit and receive applications for secured loans. We have also created a network of branch offices, each of which is individually owned and operated. PrimeSource Mortgage has entered into independent network office agreements with these branch office originators who act as independent contractors to originate mortgage applications for submission to lenders under the terms and conditions provided in these agreements. Each branch owner pays us an upfront territorial fee for access to our lender network which they can then use in their day-to-day operations. We also provide them with training needed to access each lender. We pay these branch office commissions and fees based on a split schedule accepted and agreed to by us, the respective lenders, and the branch office originators. We return to the branch office originator a percentage of the commission and fee split in stock awards. The network office agreements are effective for a period of 30 days and are automatically extended for 30-day periods until they are cancelled. At June 9, 2008, there were 28 active branches in this network of mortgage loan originators. We are not directly involved with the day-to-day operations of any branch and are not responsible for any operating costs. We operate primarily in the southwest in New Mexico, Oklahoma, Texas, Colorado, and Nevada, but we intend to expand our operations throughout the United States.

License Agreement with Nationwide

On April 14, 2006, we entered into a license agreement with Nationwide By Owner, Inc., a Texas corporation with offices in Fort Worth, Texas. The term of the agreement is for an initial period of five years and is automatically renewable for three successive three-year periods and thereafter for successive one-year terms, unless either party notifies the other of its intent not to renew the agreement prior to the third automatic renewal term. The agreement is also terminable by either party for breach by the other party or change of control of the other party.

The license agreement grants to us the exclusive license to use Nationwide’s sales lead database for the purpose of developing a national processing center to originate and broker real estate mortgage loans. The license agreement also grants us the right to sell the Nationwide “for sale by owner” signs at the market price for the signs. We do not have the right to assign or sublicensed rights to any other party. Pursuant to the license agreement, we paid $150,000 and issued 150,000 shares of our common stock to Nationwide and its owners for this license.

The license agreement also obligates us to create a national processing center for the collection, organization and tracking of the sales leads database generated by Nationwide. The center remains in the planning stage. As we await the approval of the e-commerce partner to Nationwide, we have been completing the necessary steps required prior to the opening of the national processing center, including licensing, and completion of infrastructure. The individuals to be hired have been identified, so that once the approval is obtained, we can begin a relatively quick process of hiring the staff. Due to various circumstances involving the e-commerce partner, our approval has been pushed back approximately 18 months from initial discussions. We anticipate the approval to be by calendar year-end 2008, with operations commencing by approximately April 30, 2009.

For each loan closed and processed through the national processing center, we are obligated to pay a flat fee to Nationwide. We are also obligated to pay a year-end bonus to Nationwide in cash or in our common stock based on the annual net profit attributable to the national processing center for each year. The initial amount of bonus will be based upon 15% of the annual gross profit of the national processing center, less the expenses directly related to operating the center.

In the original agreement we agreed with Nationwide that by April 14, 2007, we would be licensed as a mortgage brokerage firm in at least 35 states and that we would use our best efforts to obtain licenses in all fifty states not later than October 14, 2007. On March 1, 2007, we mutually amended the agreement to remove these licensing compliance dates and agreed to proceed with diligence to continue to become licensed in all 50 states or those in which Nationwide requests we become licensed. As of June 9, 2008, we were licensed in 23 states, two of which we intend to allow to lapse as of June 30, 2008, and one state license is in process.

Nationwide has also granted us a right of first refusal to purchase the company in the event they receive an offer from another source.

The license agreement also includes mutual indemnification provisions.

During the year ended June 30, 2007, we loaned an aggregate of $167,000 to Nationwide for its operating expenses. This loan is evidenced by a promissory note which was originally due on May 30, 2008, which we have extended through August 30, 2009. Interest is payable monthly at an annual rate of 9.25%. The note is secured by the stock which we issued to them in the original agreement. Nationwide has repaid all but $98,954 of the principal amount due.

Proposed Processing Center Operations

In accordance with our obligations under the license agreement with Nationwide, we intend to open a national processing center to process leads generated by Nationwide in its sale-by-owner business. Nationwide markets what it calls a “smart sign” to home sellers which contains a toll-free number for potential buyers to obtain more information about the home. In addition, Nationwide also markets to buyers looking for homes through the same cost-saving manner, the sale-by-owner markets. Nationwide is able to “capture” the telephone number of the person seeking information and listening to an audio tour of the home. The caller may also leave a message for the home owner, can be forwarded directly to the owner’ telephone, or leave a fax number for detailed information on the home. Nationwide collects the caller information through a proven call-capture system and maintains this information on a database.

Nationwide is currently marketing the sign directly in over 16 states and is negotiating with a marketing company and a retail outlet to increase the use of the smart sign nationwide.

Through our licensing agreement with Nationwide, we will have direct access to the database of potential home buyers which will permit us, through our national processing center to contact these persons directly and offer our mortgage brokerage services. The Nationwide database will also include leads generated by persons visiting its website. Our processing center will be staffed by persons who can follow-up on these leads. We anticipate that this database will generate a significant number of leads, based on the research provided by Nationwide, and their plan to go nationwide.

Competition

We compete on two levels. First, we offer mortgage loans to the consumer via branch offices located throughout the Southwest. These loans are brokered to our inventory of national lenders. These lenders, because of our loan volume, offer substantial discounts to us. We pass these discounts on to our branches making them much more competitive in their local markets.

In addition, due to our unique marketing approach, including the trademarked “We Walk You Home” premise, a competitive edge has been discovered in the marketplace. Many consumers appreciate the essence of this slogan and benefit by having our representatives assist them throughout the confusing process of obtaining a mortgage loan.

Second, the organizational structure provided to our branches must compete with other forms of ownership currently being offered to independent mortgage operators. Being part of our network provides the independent owner marketing, training, branding, and technical support assisting their office in every aspect of the mortgage operation..

In connection with our proposed nationwide program through leads generated at our national processing center, we will be in competition with a number of existing Internet mortgage brokerage firms, such as Greentree Mortgage, LendingTree, Ditech.com, LoanWeb, and many others. In addition, many banks and credit unions offer Internet mortgage brokerage services. Each of these firms has had more experience in the Internet mortgage brokerage industry than have we. They may also be better funded. We believe we can compete with these and other Internet based mortgage brokerage firms due primarily to the fact that we have an exclusive right to the leads being generated by the Nationwide website. Our management believes that these leads will make us competitive with other firms due to the proven high interest level of the consumer pursuing more information on the homes that have a “smart sign” while our competition will be required to spend marketing and advertising dollars trying to find good leads. On the other hand, we will be able to follow up on people who are actively involved in the buying or selling of a home.

Government Regulations

Our mortgage services business is subject to the rules and regulations of the Department of Housing and Urban Development, Federal Housing Administration, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Government National Mortgage Association and other regulatory agencies in connection with originating, processing and underwriting mortgage loans. We are also subject to state licensing requirements. These rules and regulations, among other things, impose licensing obligations, prohibit discrimination and establish underwriting guidelines. Also, we are required to comply with regulatory financial requirements.

Mortgage origination activities are subject to the provisions of various federal and state statutes including the Equal Credit Opportunity Act, the Fair Housing Act, the Truth-in-Lending Act, the Fair Credit Reporting Act and the Real Estate Settlement Procedures Act. The Equal Credit Opportunity Act and the Fair Housing Act prohibits a company from discriminating against applicants on the basis of race, color, religion, national origin, familial status, sex, age, marital status or other prohibited characteristics.

Also, we are required to disclose reasons for credit denial and other matters to applicants. The Truth-in-Lending Act requires us to provide borrowers with uniform, understandable information about the terms and conditions of mortgage loans so they can compare credit terms. It guarantees borrowers a three-day right to cancel certain credit transactions. If we fail to comply with the Truth-in-Lending Act, aggrieved customers could have the right to rescind their loan transactions and to demand the return of finance charges.

The Fair Credit Reporting Act requires us to supply loan applicants who are denied credit the credit-reporting agency’s name and address. The Real Estate Settlement Procedures Act was designed to prevent abuses in the referral of business in the real estate industry. It prevents specific types of payments between certain providers.

We believe we are in material compliance with all government regulations applicable to our business operations.

At June 9, 2008 we were licensed as a mortgage broker in 23 states. We have strategically selected the states in which we are to be licensed with the largest population of the e-commerce partner members. This will enable the processing center to process the majority of leads immediately upon approval from the e-commerce partner. There is no assurance that we will be able to obtain licensing in all the remaining states. Unless and until we obtain licensing in a particular state, we will not be able to accept sales leads at our processing center for that state.

Trademarks and Trade Names

We hold a federal service mark for the phrase “PS PrimeSource Mortgage” and a logo for the service mark. The service mark was granted by the U.S. Patent and Trademark Office on March 7, 2000.

Facilities

We lease approximately 3,000 square feet of office space in Roswell, New Mexico, which is used for our principal executive offices and as the operating location of PrimeSource Mortgage. Monthly rental payments for the space are $3,000. The lease expires on February 28, 2013. The monthly lease payments increase by 4% on March 1st of each year. We carry property and casualty insurance, renter’s insurance, and liability insurance covering this space.

Employees

At May 21, 2008, we had a total of seven full-time employees. Mr. Smith serves as President, while Mr. Hanna acts as Chairman of the Board, but is not a full-time paid employee. Mr. Kunko, fulfills the position of CFO. If we are successful in our efforts to open the national processing center, we anticipate hiring approximately nineteen additional full-time employees for operation of the center, two of whom will be in management positions and the remainder of whom will be sales lead processors.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

Current Management

The following table sets forth as of June 9, 2008, the name and ages of, and position or positions held by, our executive officers and directors and the employment background of these persons:

Name	Age	Positions	Director Since	Employment Background
Jeffrey R. Smith(1)	46	Director, President, & CEO	2005	President & CEO of PSM Holdings, Inc. since May 2005, and President & CEO of PrimeSource Mortgage, Inc. since 1998.
Ron Hanna	56	Chairman & Executive Vice-President	2005
Executive Vice-President of PSM Holdings, Inc. since May 2005. President & CEO of Summit Resource Services, Inc. since 1998. This company is independently owned and operated by Mr. Hanna and operated a network office of PSM from 1998 to 2006. From 1990 until 1998 he owned and operated a private medical practice.

Kurt Gass	50	Director	2006
CFO of PSM Holdings, Inc. from August 2006 to March 1, 2008. Corporate secretary of our company and office manager for Spectrum Consulting Co., Inc. from June 2003 to February 2008. Corporate secretary and treasurer for Armstrong Construction Co. (ACC), Inc., from January 1986 until May 2003. Spectrum Consulting Co. is independently owned and operated and has operated a network office of PSM from 1994 to present. ACC is a private contracting company for which Mr. Gass worked for over 18 years.

Douglas F. Smith(1)	50	Director	2005
Employed by ConocoPhillips as benefits and payroll accounting director since 2007; fixed asset accounting director from 2002 to 2007; investment accounting and disclosures director from 2001 to 2002; and external reporting specialist from 2000 to 2001. ConocoPhillips is a public company involved in the oil and gas industry. The company has no relationship to our company.

Name	Age	Positions	Director Since	Employment Background
Deborah E. Erickson	51	Director	2006	Co-Founder & CEO of ICAN Institute, Inc. since 1992. ICAN is a private coaching company. It provides coaching and seminars to our company and its affiliates.
Thomas Mahoney	36	Director	2006	Corporate secretary of Slainte, Inc., a home mortgage loan origination company, since April 2003. Loan officer for Wells Fargo Home Mortgage from November 2001 to January 2003
James E. Kunko	44	CFO	—	CFO, secretary and treasurer of PrimeSource Mortgage, Inc since March 1, 2008. Internal auditor and accountant for First Federal Bank, a financial institution, from September 1996 to February 2008.

(1)	Douglas F. Smith is the brother of Jeffrey R. Smith.

Each director is elected for a term of one year and until his successor is elected and qualified, except as otherwise provided in the Bylaws or required by law. We did not hold an annual meeting of the shareholders for the fiscal year ended June 30, 2007, and we have not scheduled an annual meeting for the current year. Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office has the power to elect such new directors for the balance of a term and until their successors are elected and qualified.

Officers are to be elected by the Board of Directors at its first meeting after every annual meeting of stockholders. Each officer holds his office until his successor is elected and qualified or until his earlier resignation or removal.

Certain Relationships and Related Transactions

In connection with the transaction with Prime Source Mortgage, Inc. which closed on May 18, 2005, we issued 5,000,000 shares to Ron Hanna, 2,500,000 shares to Jeffrey R. Smith, and 2,500,000 shares to Cindy L. Smith, the wife of Jeffrey R. Smith solely in exchange for substantially all of the outstanding stock of this company. The closing of this transaction resulted in a change of control of our company from Howard M. Oveson, who was the controlling person of the shell company prior to closing, to Ron Hanna and Jeffrey R. Smith, who beneficially owned approximately 90% of the outstanding stock at closing. Mr. Oveson, who died in 2006, received approximately $90,000 for his services in connection with the reverse acquisition.

We lease our office space from Spectrum Development Co. LLC, an entity owned and controlled by Cindy Smith, a principal shareholder of our company and the wife of Jeffrey R. Smith, our President, a director, and principal shareholder. The office space consists of approximately 3,000 square feet located in Roswell, New Mexico. The five-year lease commenced on March 1, 2008, and annual lease payments for the space are $36,000. The current lease superseded a prior month-to-month rental agreement which included additional space. We paid rent for this space of $40,500 and $27,750 for the years ended June 30, 2007 and 2006, respectively. The increase in 2007, and the first quarter of 2008, was due to the Roswell office being owned by our company. Effective March 1, 2008, the Roswell office was no longer owned by us, which resulted in a reduction in the total rental payments thereafter.

We rent a vehicle from Mr. Smith on a month-to-month basis for $500 per month commencing March 1, 2006. Total rental payments for the year ended June 30, 2007, were $2,000. This vehicle is used solely by Mr. Smith.

On January 24, 2008, we entered into a revolving line of credit with our President, Mr. Smith, for up to $100,000. The interest rate of the loan is tied to the prime lending rate set by Citibank in New York City, minus 0.76%. The loan is evidenced by a promissory note, the interest on which is due monthly and the principal of which is due and payable on or before January 23, 2013. In the event any monthly interest payment is not paid within 30 days of its due date, the entire principal and interest on the note shall become immediately due and payable. Through June 9, 2008, we had drawn down $80,000 of the line of credit.

On October 29, 2007, Messrs Smith and Hanna agreed to provide the shares from their personal stock to satisfy the payment of stock commissions to the branch owners under the company’s commission sharing plan and stock payments for services to directors and consultants under the stock option/stock issuance plan for the fiscal year ending June 30, 2008. Since that date and through June 9, 2008, Mr. Smith has cancelled 132,254 of his personal shares and a like number of shares have been issued by the company to pay the branch owners, directors and consultants.

Summit Resources Services, Inc., a company owned by Ron Hanna, a director, Executive Vice-President, and principal shareholder of our company, owns the Ruidoso, New Mexico, branch office. In October 2005, we issued at no cost 15,000 shares to Summit as part of a bonus distribution of shares by us to persons who owned branch offices at the time of the reverse acquisition of Durban Enterprises, Inc. in May 2005. During the year ended June 30, 2007, and for the nine months ended March 31, 2008, we paid commissions totaling $4,364, and $0, respectively, under the branch agreement with this branch.

Through June 30, 2006, our Roswell, New Mexico, branch office was owned by Spectrum Consulting Co., Inc. Prior to June 30, 2006, this entity was owned 60% by Jeffrey R. Smith, a director, President, and principal shareholder of our company, and his wife, and 40% was owned by Kurt Gass, who at the time served as our Secretary and Treasurer. Following June 30, 2006, Mr. and Mrs. Smith sold their interest in Spectrum to Mr. Gass, who now owns all of the stock in this entity. During the year ended June 30, 2006,,we paid commissions totaling $565,477 under the branch agreement with this branch. Effective July 1, 2006, we purchased the assets of this branch in exchange for 20,000 shares with a fair market value of $33,000 as of the date of purchase. In October 2005, we issued at no cost 15,000 shares to Spectrum as part of a bonus distribution of shares by us to persons who owned branch offices at the time of the reverse acquisition of Durban Enterprises, Inc. in May 2005. Also in October 2005, we issued 25,000 shares for the acquisition of overrides being paid to Spectrum Consulting. All of these shares are held in the name of Mr. Gass. Effective March 1, 2008, Mr. Gass reassumed ownership and operation of the branch. Because the branch was not profitable at the time, we did not sell the branch for any cash or property consideration; instead, Mr. Gass assumed all of the overhead costs associated with the branch which had been paid by us since July 1, 2006. For the quarter ended March 31, 2008, we paid commissions totaling $82, 596 under the branch agreement with this branch, which included 4,292 shares.

During the year ended June 30, 2006, we issued at no cost 5,000 shares to Kurt Gass, a director and our CFO at the time, as compensation under our branch owner program, 10,000 shares for serving as our Secretary and Treasurer, and 100 shares for services at an ownership conference held by us. Mr. Gass purchased 112,000 shares in a private offering in December 2005 for $112,000. During the year ended June 30, 2008, we issued at no cost 500 shares to Mr. Gass for services at an ownership conference held by us.

Deborah E. Erickson, a director of our company, also provides consulting services to us and our branches. For the Roswell branch she has been the keynote speaker at a seminar promoting our services, she assists branch owners with employee matters and provides general business advice for the branches. We have agreed to pay her a monthly fee of $5,000 per month for these services; her services are provided to the branches at no cost to them. During the years ended June 30, 2007 and 2006, we paid $78,000 and $69,000, respectively, in cash compensation to her for these consulting services. In addition, we granted her a total of 21,600 shares for her services rendered beginning December 1, 2005 to December 31, 2006, and 21,600 shares for the first three quarters of 2007. She has also earned 7,200 shares for the fourth calendar quarter of 2007 and 7,200 shares for the first calendar quarter of

2008. We do not have a written agreement with Ms. Erickson and may cancel our consulting arrangement with her at any time.,

Also during the fiscal year ended June 30, 2006, PSM Holdings, Inc. issued, at no cost, 50,000 shares to Ms. Erickson for developing PSM Holding, Inc.’s Tucson market, and 20,000 shares for prior services in 2005. In October 2007 we issued 10,000 shares for services rendered as a director.

During the year ended June 30, 2007, we loaned $20,000 to Ms. Erickson. The loan was repaid on May 13, 2008, through the cancellation of 21,600 shares owned by Ms. Erickson.

During the fiscal year ended June 30, 2006, we issued at no cost 10,000 shares to Douglas F. Smith for service as a director, and 100 shares for services at an ownership conference held by us. In October 2007, we issued 10,000 shares for services rendered as a director.

PSM Holding, Inc.’s Albuquerque branch office is owned by Slainte, Inc. This entity is owned 50% by Thomas Mahoney, a director. In October 2005, we issued at no cost 10,000 shares to Slainte as part of a bonus distribution of shares by us to persons who owned branch offices at the time of the reverse acquisition of Durban Enterprises, Inc. in May 2005. Half of these shares, 5,000, are held in the name of Mr. Mahoney.

During the fiscal year ended June 30, 2006, we issued at no cost 500 shares to Mr. Mahoney for services at an ownership conference held by us. Mr. Mahoney purchased 12,000 shares in a private offering in December 2005 for $12,000. During the fiscal year ended June 30, 2008, we issued at no cost 250 shares to Mr. Mahoney for services at an ownership conference held by us. In October 2007, we issued 10,000 shares for services rendered as a director.

As 50% owner of Slainte, Inc., Mr. Mahoney earned commissions issued as stock for the quarter ended September 30, 2007, of 876 shares which are held in his name. Slainte has also earned commissions issued as a total of 19,084 shares for the fiscal year ended June 30, 2008, and 6,156 shares for the year ended June 30, 2007. These certificates are held in the name of Slainte, Inc. During the year ended June 30, 2007, and for the nine months ended March 31, 2008, we paid commissions totaling $191,658, and $185,396, respectively, under the branch agreement with this branch.

On November 27, 2007, the board of directors approved an offer from two of our directors, Jeffrey R. Smith and Ron Hanna, to periodically purchase shares of common stock at the closing price of the stock on the date the funds are received in order to provide operating funds for the company. Through June 9, 2008, we had sold 56,495 shares to Mr. Smith for a total of $120,000; no shares had been sold to Mr. Hanna.

Indemnification

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

Article VI of our Bylaws provides that the corporation shall indemnify its directors, officers, and agents to the full extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the sale of the shares in this offering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our articles of incorporation also provide that no director or officer will be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. However, a director or officer will be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment unlawful distributions. Notwithstanding anything contained in the Articles of Incorporation to the contrary, the personal liability of our directors or officers is eliminated to the fullest extent permitted by the applicable provisions of Nevada law.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company and its subsidiaries for the years ended June 30, 2007 and 2006:

Name & Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)($)
Jeffrey R. Smith, CEO	2007	$90,000	$21,490(1)	$111,490
	2006	$90,000	$13,876(2)	$103,876

(1)	These amounts represent car rental payments of $6,000 and health insurance premiums in the amount of $15,490.
(2)	These amounts represent car rental payments of $2,500 and heal insurance premium in the amount of $11,376.

We do not have employment agreements with any of our executive officers. We have agreed to pay annual base salaries of $90,000 to Mr. Smith. Mr. Smith has agreed to defer or forgive some or all of the salary if we do not have the available cash to pay the salaries. We have also agreed to pay annual life insurance premiums for Mr. Smith and health insurance premiums for him and his family.

Equity Awards

No options to purchase our common stock were awarded to Mr. Smith during the fiscal years ended June 30, 2007 or 2006. In addition, no options were exercised by him during the years or held by him at June 30, 2007 or 2006. Mr. Smith has not held, nor does he currently hold, any common stock purchase options or unvested shares of our company.

On January 30, 2002, the Board of Directors and the shareholders adopted the 2002 Stock Option/Stock Issuance Plan. The purpose of the plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and as an incentive to remain in our service.

There are 3,000,000 shares of common stock authorized for nonstatutory and incentive stock options and stock grants under the plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.

The plan is administered by the Board of Directors. The persons eligible to participate in the plan are as follows: (a) employees of our company and any of its subsidiaries; (b) non-employee members of the board or non-employee members of the Board of Directors of any of its subsidiaries; and (c) consultants and other independent advisors who provide services to us or any of our subsidiaries. Options may be granted, or shares issued, only to consultants or advisors who are natural persons and who provide bona fide services to us or one of our subsidiaries, provided that the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for our securities.

The plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until January 31, 2010, whichever is earlier. The plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

Compensation of Directors

The following table sets forth certain information concerning the compensation of our directors, excluding Mr. Smith, whose total compensation is set forth in the Summary Compensation Table above, for the last fiscal year ended June 30, 2007:

Name	Stock Awards $	Total $
Ron Hanna	0	0
Kurt Gass	$10,000	$10,000
Douglas F. Smith	$10,000	$10,000
Deborah E. Erickson	$10,000	$10,000
Thomas Mahoney	$10,000	$10,000

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. The board has not adopted a compensation policy for directors. For the fiscal year ended June 30, 2007, we paid $10,000 each to Kurt Gass, Deborah E. Erickson, Douglas F. Smith, and Thomas Mahoney for service on the board. These amounts were paid in 5,000 shares of our stock each, valued at 50% of the market value of the stock on that date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the ownership of our common stock as of June 9, 2008, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our common stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Jeffrey R. Smith 1112 N. Main St. Roswell, NM 88201	4,318,212 (2)	33.5%
Ron Hanna 1112 N. Main St. Roswell, NM 88201	2,233,685 (3)	17.3%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Kurt Gass 1112 N. Main St. Roswell, NM 88201	136,300 (4)	1.1%
Douglas F. Smith 2720 Vicksburg St. Bartlesville, OK 74006	35,100(5)	*
Deborah E. Erickson 13301 Pine Forest Pl. NE Albuquerque, NM 87111	127,700 (6)	*
Thomas Mahoney 4811B Hardware Dr. NE Suite 1 Albuquerque, NM 87109	66,101 (7)	*
James E. Kunko 1112 N. Main Roswell, NM 88201	0	—
Executive Officers and1,500* Directors as a Group (7 Persons)	6,917,098	53.6%
Cindy Smith 1512 Latigo Circle Roswell, NM 88201	2,050,000 (8)	15.9%

*	Less than 1%.
(1)
This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of June 9, 2008, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table. At June 9, 2008, we had 12,893,367 shares outstanding.

(2)
Includes 70,000 shares owned by companies controlled by Mr. Smith and 2,050,000 shares owned by Cindy Smith, his wife, 100,000 held in the names of his children, and 36,200 held in a brokerage account.

(3)	Includes 15,000 shares held by a company owned by Mr. Hanna and 185,550 held in a brokerage account,.
(4)	Includes 5,000 shares held in a brokerage account.
(5)	Includes 10,000 shares held in the name of his minor children.
(6)	Includes 9,500 shares held in a brokerage account.
(7)	Includes 23,925 shares owned by a company 50% controlled by Mr. Mahoney, and 18,550 held in a brokerage account.
(8)	Beneficial ownership of these shares is shared with her husband, Jeffrey R. Smith.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered, without regard to any limitation on conversion or exercise.

Name	Beneficial Ownership Before Offering	Percentage of Common Stock Owned Before Offering(1)	Amount to be offered for the security holder’s account	Percentage of Common Stock Owned After Offering(1)
Bill Armstrong	40,000	*	40,000	0
David Barrett	151,300	1.17%	100,000	*
Brice Consultant, Inc.	100,000	*	100,000	0
Bryon Bridges	200,000	1.54%	100,000	*
Bettianne Bowen Trust	40,000	*	40,000	0
Family Finance LLC	50,000	*	50,000	0
Bart Fischer	130,000	1%	90,000	*
Perry Gibson	21,600	*	21,600	0
Hinkle Living Trust	40,000	*	40,000	0
Jim Hughes	100,000	*	100,000	0
Harold Keller	100,000	*	100,000	0
Bobby L. Maes	80,000	*	80,000	0
John H. Marr	150,000	1.16%	100,000	*
Nick Morris	150,000	1.16%	100,000	*
Frank Otey III	250,000	1.93%	50,000	1.54%
Angela Ross(2)	1,500	*	1,500	0
Bob Story	151,000	1.16%	70,000	*
Ronald N. Vance(3)	34,400	*	6,400	*
TOTAL			1,189,500

*	Less than 1%
(1)	Based upon 12,893,367 shares outstanding at June 9, 2008.
(2)	Ms. Ross is employed as a legal assistant for Ronald N. Vance, outside counsel to the Company.
(3)	Mr. Vance has been employed as outside counsel to the Company since 2005.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 100,000,000 shares of common stock, par value $.001 per share. All common shares are equal to each other with respect to voting, and dividend rights, and, are equal to each other with respect to liquidation rights. Special meetings of the shareholders may be called by the Chairman, the Board of Directors, President, the chief executive officer, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Holders of shares of common stock are entitled to one vote at any meeting of the shareholders for each share of common stock they own as of the record date fixed by the Board of Directors. At any meeting of shareholders, a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, constitutes a quorum. A vote of the majority of the shares of common stock represented at a meeting will govern, even if this is substantially less than a majority of the shares of common stock outstanding. Holders of common shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, sinking fund, redemption, preemptive or other subscription rights or privileges with respect to any shares.

Directors are elected by a plurality of votes, which means that the persons receiving the greatest number of votes as directors for the number of directors to be elected at the meeting shall be elected to serve as directors, whether or not the number of votes cast represents a majority of the votes present at the meeting. Our shares do not have cumulative voting rights, which would permit a shareholder to multiply the number of shares he owns by the number of directors to be elected and to distribute those votes among the candidates in an manner he wishes.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

PLAN OF DISTRIBUTION

We are registering outstanding shares of Common Stock to permit the resale of such shares of common stock by the selling stockholders, from time to time after the date of this prospectus. We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part for a period one year from the original filing date of the registration statement. We will not receive any of the proceeds from the sale by the selling stockholders of such shares of our common stock. We will bear all fees and expenses incident to our obligation to register these shares of common stock.

The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of our common stock for resale at prevailing market prices on the Pink Sheets, or other over-the-counter market, in isolated transactions, or in a combination of such methods of sale. They may sell their shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors, or, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933. These sales may be effected in transactions, which may involve crosses or block transactions, in any one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers which have agreed with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the preferred shares and warrants or shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights provisions contained in the Securities Purchase Agreement with between us and the selling stockholders; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights provisions, or we may be entitled to contribution.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders. If we are notified by any one or more selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file, or cause to be filed, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of the shares may have an adverse effect on the market price of the common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time, and it is possible that a significant number of shares could be sold at the same time, which may have an adverse effect on the market price of the common stock.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus is being passed upon for us by Ronald N. Vance, Attorney at Law, Salt Lake City, Utah. Mr. Vance beneficially owns 34,400 shares of our common stock. He received 6,400 of these shares in lieu of cash for services performed in connection with the preparation of the registration statement of which this prospectus is a part. These shares are also included for resale in this prospectus and Mr. Vance is designated as a selling stockholder herein. He has also agreed to take a portion of his remaining fees in connection with the registration statement in shares of common stock of the company.

EXPERTS

Our financial statements for the years ended June 30, 2007 and 2006, appearing in this prospectus which is part of a registration statement have been audited by Accounting & Consulting Group, LLP, and are included in reliance upon such reports given upon the authority of Accounting & Consulting Group, LLP, as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, (SEC File No. 333-__________) relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statements. This prospectus constitutes the prospectus of PSM Holdings, Inc., filed as part of the registration statements, and it does not contain all information in the registration statements, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file reports, proxy statements and other documents with the SEC. We do not presently intend to voluntarily furnish you with a copy of our annual report. You may read and copy any materials we file with the Securities and Exchange Commission at the public reference room of the Commission between the hours of 10:00 a.m. and 3:00 p.m., except federal holidays and official closings, at Public Reference Room. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our SEC filings are also available to you on the Internet website for the Securities and Exchange Commission at http://www.sec.gov.

PSM HOLDINGS, INC. and
SUBSIDIARY

FINANCIAL REPORT

Nine Months Ended
March 31, 2008

PSM HOLDINGS, INC.
AND SUBSIDIARY
Balance Sheet
March 31, 2008

(Unaudited)

ASSETS

Current Assets
Cash	$14,267
Accounts receivable	55,728

Total current assets	69,995

Marketable securities (Note 4)	59,321

Property and equipment (Note 2)	33,531

Loan and notes receivable (Note 6)	121,258

Other non-current assets, net of accumulated amortization, $115,557 (Note 10)	709,442

Total Assets	$993,547

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$122,973
Payroll taxes payable	6,141

Total current liabilities	129,114

Long-term Liabilities
Due to a related party (Note 6)	40,000

Total long-term liabilities	40,000

Deferred income taxes (Note 7)	-

Total Liabilities	169,114

Stockholders' Equity

Common stock, 100,000,000 shares authorized:
$0.001 par value, 12,893,367 shares issued and outstanding (Note 8)	12,893
Preferred stock, 10,000,000 shares authorized:
$0.001 par value, no shares issued and outstanding	-
Additional paid-in-capital	3,233,463
Retained earnings	(2,425,089)
Accumulated other comprehensive income, net of deferred tax	3,166

Total stockholders' equity	824,433

Total Liabilities and Stockholders' Equity	$993,547

The accompanying notes are an integral part of these financial statements

PSM HOLDINGS, INC.
AND SUBSIDIARY
Statement of Income
Nine Months Ended March 31, 2008

(Unaudited)

Revenues			$1,930,195

Operating expenses
Commissions	1,504,851
Advertising	25,356
Appraisal	11,904
Auto	8,441
Bank charge	4,875
Branch development	49,053
Charity	1,028
Consulting	22,915
Convention costs	60,083
Copier-computer maintenance	3,549
Depreciation and amortization	55,172
Dues and subscriptions	6,849
Entertainment	2,699
Freight	7,567
HUD fee	900
Insurance	39,530
Interest expense	4,164
Internet-webpage	179
Miscellaneous expenses	62,409
Office	24,108
Professional and legal fees	61,258
Rent	51,364
Taxes and licenses	40,317
Telephone	13,350
Training	1,135
Travel	16,270
Wages	374,061
Total expenses			2,453,387

Net operating income (loss)			(523,192)

Other income and expense
Interest and dividends			14,002
Realized gain on sale of securities			3,149
Forgiveness of debt (Note 6)			108,497
Miscellaneous income			12,997
Net loss before income taxes			(384,547)

Income tax benefit (expense) (Note 7)			-

Net loss		$	(384,547)

Loss per common share (Note 11)			$(0.03)

The accompanying notes are an integral part of these financial statements

PSM HOLDINGS, INC.
AND SUBSIDIARY
Statement of Cash Flows
Nine Months Ended March 31, 2008

(Unaudited)

Cash flows from operating activities:

Net loss	$	(384,547)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization		55,172
Gain on sales of marketable securities		(3,149)
Forgiveness of debt		108,497
Commissions		(108,497)
Changes in assets and liabilities:
(Increase) decrease in:
Decrease in accounts receivable		12,403
Increase in accrued interest receivable		(1,648)
(Decrease) increase in:
Increase in accounts payable		33,172
(Decrease) in accrued liabilities		(6,697)

Net cash used by operating activities		(295,294)

Cash flows from investing activities:

Payments on loans and notes receivable		44,961
Proceeds from the sale of marketable securities		13,168
Purchase of marketable securities		(10,711)

Net cash provided by investing activities		47,418

Cash flows from financing activities:

Issuance of common stock		120,000
Capital contributions		9,700

Net cash provided by financing activities		129,700

Net decrease in cash		(118,176)

Cash at beginning of period		132,443

Cash at end of period		$14,267

The accompanying notes are an integral part of these financial statements

PSM HOLDINGS, INC.
AND SUBSIDIARY
Statement of Changes in Stockholders’ Equity
Nine Months Ended March 31, 2008
	Shares Issued	Common Stock	Additional Paid-in- Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity
Balance June 30, 2007	12,836,872	$12,837	$3,103,819	$(2,040,542)	$14,940	$1,091,054

Other comprehensive income
Unrealized gain on marketable securities, net of income tax	-	-	-	-	(11,774)	(11,774)

Sold under stock purchase plan	56,495	56	119,944	-	-	120,000

Capital contributions	-	-	9,700	-	-	9,700

Net loss for nine months ended March 31, 2008	-	-	-	(384,547)	-	(384,547)

Comprehensive loss March 31, 2008	-	-	-	-	-	(396,321)

Balance March 31, 2008	12,893,367	$12,893	$3,233,463	$(2,425,089)	$3,166	$824,433

The accompanying notes are an integral part of these financial statements

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2008

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Background
The Company incorporated under the laws of the State of Utah on March 12, 1987, as Durban Enterprises, Inc. The Company was organized to engage in any lawful activity for which corporations may be organized, and primarily to acquire investments of all natures and types, to form and support other corporations. The Company had not engaged in any activities that have produced significant revenues, until it acquired the shares of its subsidiary PrimeSource Mortgage, Inc.

On July 19, 2001, Durban Enterprises, Inc., created a wholly owned subsidiary called Durban Holdings, Inc., a Nevada corporation, to facilitate changing the domicile of the Company to Nevada. On August 17, 2001, Durban Enterprises, Inc. merged with and into Durban Holdings, Inc., leaving the Nevada Corporation as the survivor. The Company retained the originally authorized 100,000,000 shares at $0.001 par value.

On May 18, 2005, Durban Holdings, Inc. completed the acquisition of all of the outstanding stock of PrimeSource Mortgage, Inc., a Texas corporation, by a stock for stock exchange in which the stockholders of PrimeSource Mortgage, Inc. received 10,250,000 shares, or approximately 92% of the outstanding stock of the Company. Following the acquisition, effective May 18, 2005, the name of the parent “Durban Holdings, Inc.”, was changed to “PSM Holdings, Inc.” For reporting purposes, the acquisition was treated as an acquisition of the Company by PrimeSource Mortgage, Inc. (reverse acquisition) and a recapitalization of PrimeSource Mortgage, Inc. The historical financial statements prior to May 18, 2005, are those of PrimeSource Mortgage, Inc. Goodwill was not recognized from the transaction.

The Company’s common stock is currently quoted on the Pink Sheets under the symbol “PSMH.”

Business Activity
PrimeSource Mortgage, Inc., the wholly owned subsidiary of PSM Holdings, Inc. was incorporated February 15, 1991 under the laws of the State of Texas. The Company became a wholly owned subsidiary of PSM Holdings, Inc., a Nevada corporation, on May 18, 2005. PrimeSource Mortgage, Inc. acts as an agent or broker for mortgage lenders in real estate mortgage loan transactions, and solicits and receives applications for secured or unsecured loans. PrimeSource Mortgage, Inc. establishes Independent Network Office Agreements with originators who act as an independent contractor to originate mortgage applications for submission to lenders under the terms and conditions provided in the Network Office Agreement. PrimeSource Mortgage, Inc. pays the originators commissions and fees based on a split schedule accepted and agreed to by PrimeSource Mortgage, Inc., the respective lenders and the originators. PrimeSource Mortgage, Inc. will then return to the originator a percentage of the commission and fee split in stock awards. The Network Office Agreements are effective for a period of 30 days, and are automatically extended for 30 day periods until they are cancelled. The Company does not extend credit to its customers. The Company primarily operates and is licensed in the following 24 states: Nevada, Arizona, New Mexico, Colorado, Missouri, Michigan, Texas, Alaska, Indiana, Oklahoma, Tennessee, Arkansas, Florida, Kansas, South Dakota, Minnesota, Nebraska, Wyoming, Iowa, California, Louisiana, Georgia, Idaho and North Dakota.

Significant Accounting Policies
The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of PSM Holdings, Inc.’s management who is responsible for their integrity and objectivity. The financial statements of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Financial Accounting Standards Board (FASB) is the accepted standard-setting body for establishing accounting and financial reporting principles.

Principles of Consolidation
The consolidated financial statements include the accounts of PSM Holdings, Inc. and its wholly owned subsidiary PrimeSource Mortgage, Inc. All material intercompany transactions have been eliminated in consolidation.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2008

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accordingly, actual results could differ from those estimates. Significant estimates include the value of other non-current assets, estimated depreciable lives of property, plant and equipment, estimated valuation of deferred tax assets due to net operating loss carryforwards and estimates of uncollectible amounts of loans and notes receivable.

Cash and Cash Equivalents
For the purposes of the statement of cash flows, cash includes cash on hand and cash in checking and savings accounts, and all investment instruments with an original maturity of three months or less.

Accounts Receivable
Accounts receivable represent commissions earned on closed loans that the Company has not yet received payment. Accounts receivable are stated at the amount management expects to collect from balances outstanding at period-end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at period-end will be immaterial.

Investments in Marketable Securities
Investments consist of equity securities categorized as available-for-sale which includes securities that are not classified in either the held-to-maturity category or the trading category. In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, the securities are recognized at fair value, with unrealized holding gains and losses included as other comprehensive income, net of any deferred income taxes and reported as a net amount in a separate component of stockholders’ equity until realized.

Property and Equipment
Property and equipment are stated at cost. Depreciation and amortization have been provided using the straight-line method over the estimated useful lives of the assets as follows:

Furniture, fixtures and office equipment	5-7 years
Computer equipment	5 years

Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. In addition, there is the deferred tax asset which represents the economic value of various tax carryovers.

Taxes Collected and Remitted to Governmental Authorities
When applicable, the Company collects certain taxes from its customers and remits them to the required governmental authorities. Related revenues are reported net of applicable taxes collected and remitted to governmental authorities.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2008

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising
Advertising costs are expensed as incurred. Advertising expense for the nine month period ended March 31, 2008 was $25,356.

Share Based Payment Plan
Under the 2002 Stock Option/Stock Issuance Plan, the Company can grant stock or options to employees, related parties, and unrelated contractors in connection with the performance of services provided to the Company by the awardees. The Branch Owner Stock Program provides for issuance of stock to branch owners for outstanding performance. The Company uses the fair value method pursuant to SFAS 123 – Accounting for Stock Based Compensation to account for employee stock compensation costs and to account for share based payments to non-employees.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment as of March 31, 2008 is summarized as follows:

Fixtures and equipment	$107,642
Accumulated depreciation	(74,111)
Net property and equipment	$33,531

Depreciation expense for the period ended March 31, 2008 was $10,900.

NOTE 3 – STATEMENT OF CASH FLOWS ADDITIONAL DISCLOSURES

Non-cash transactions during the period ended March 31, 2008 were as follows:

Non-cash share based payment awards	$108,497
Income taxes paid	-
Forgiveness of debt	108,497

NOTE 4 – INVESTMENTS IN MARKETABLE SECURITIES

Investments are reported at their fair value using market prices quoted as of the end of the period. Cost and fair market value of marketable securities available for sale at March 31, 2008, are as follows:

Cost	$56,155
Unrealized gain	3,166
Fair market value	$59,321

Changes in unrealized holding gains are reported in other comprehensive income. Estimated income tax related to unrealized holding gains for the period is $0.

Proceeds from the sale of securities available for sale were $13,168. Gross realized gains from the sale of securities available for sale and included in earnings was $3,149. The cost of securities sold is determined by specific identification.

NOTE 5 – LEASE COMMITMENTS

The Company leases office space in a building that is 100% owned by an LLC whose members are the Company’s president and his immediate family. The terms under these lease agreements are that of month-to-month operating leases, and there are no future non-cancelable lease commitments due by the Company. Total rents paid during the period ended March 31, 2008 were $51,364. The Company rents various property and equipment under leases and rental agreements with cancellable terms. Total rents paid under these agreements during the period ended March 31, 2008 were $7,932, including $3,000 to a related party.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2008

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company leases office space in a building that is 100% owned by an LLC whose members are the Company’s president and his immediate family. This agreement is discussed in Note 5 to the financial statements. Total rents paid during the period ended March 31, 2008 were $40,022.

The Company rents a vehicle that is owned by the Company’s president. The rental is on a month- to-month basis and is cancellable at any time. Monthly rental payments are $500, and the Company paid $3,000 under the rental agreement during the period ended March 31, 2008.

The following loans to related parties were outstanding as of March 31, 2008:

	Original Loan	Balance due March 31,2008
Unsecured loan to one of the Company’s Directors bearing interest at 8.25% annually due October, 2009	$20,000	$20,000

Accrued interest due from Director	-	2,550

Unsecured loan to a former employee of the Company bearing interest at 0% annually with no defined payment terms	29,500	29,500

Unsecured loans to NWBO Corporation (NWBO) bearing interest at 9.25% annually with no defined payment terms	167,000	95,431

Accrued interest due from NWBO	-	3,277

	216,500	150,758

Less allowance for uncollectible amounts	-	29,500

	$216,500	$121,258

During the period ended March 31, 2008, the Company’s President was issued 56,495 shares of common stock in the amount of $120,000 from the Company. The company issued 25,000 shares valued at $2.00 per share, 21,739 shares valued at $2.30 and 9,756 shares valued at $2.05. The following table represents the Company’s Presidents contributions:

Issuance of common stock to the company president	$120,000
Non rent of personnel vehicle	1,500
Gift of personal stock to branch owners in exchange for services rendered	108,497

Total contributions from president to company	$229,997

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2008

NOTE 6 – RELATED PARTY TRANSACTIONS (continued)

During the period ended March 31, 2008, the Company’s President committed to make loans to the Company in the form of transfers of his personal stock of the Company to branch owners in exchange for services rendered during the year ending June 30, 2008. As part of his commitment, he has agreed to forgive 100% of the resulting loans to the Company. Transactions under this agreement for the period ended March 31, 2008 were:

Fair value of stock transferred, recognized as commissions in the March 31, 2008 financial statements	$108,497

Loan amounts forgiven and recognized as forgiveness of debt income in the March 31, 2008 financial statements	108,497

During the period ended March 31, 2008, the Company entered into a revolving line of credit from the Company’s President to the Holding company with a term of five years, a value of $40,000 and an adjustable interest rate of the Prime Rate minus .76%.

NOTE 7 – INCOME TAXES

The Company’s total deferred tax liabilities, deferred tax assets, and deferred tax asset valuation allowances at March 31, 2008 are as follows:

Deferred tax assets:

Difference in method of accounting used to report for income tax purposes	$50,742
Net operating loss carryforwards	867,472

Gross deferred tax assets	918,214

Valuation allowance	(892,763)

Total	25,451

Deferred tax liabilities:

Difference in method of accounting used to report for income tax purposes	21,901
Property, plant and equipment	1,561
Marketable securities	1,989

Total	25,451

Net deferred tax asset (liability)	$-

A reconciliation of the statutory U. S. federal rate and effective rates is as follows:

Statutory U. S. federal rate	34.0%
State income taxes-net of federal benefit	5.3

39.3%

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2008

NOTE 7 – INCOME TAXES (continued)

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

The Company’s provision for income taxes differs from applying the statutory U. S. Federal income tax rate to income before income taxes. The primary differences result from providing for state income taxes and from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

The Company has estimated net operating loss carryforwards. The maximum of U. S. Federal income tax, expiring 2026, $2,207,309 and for state income tax purposes, expiring at various times from five to twenty years, $2,207,309.

NOTE 8 – STOCK ISSUANCE

Following is the status of the share based payment plans during the period ended March 31, 2008.

The Company uses the fair value method pursuant to SFAS 123 – Accounting for Stock Based Compensation to account for employee stock compensation costs and to account for share based payments to non-employees. The fair value of each share granted/issued for services is estimated on the grant/issue date using the Black-Scholes pricing model.

During the period ended March 31, 2008, the Company issued stock under its stock issuance plans. The company issued 56,495 shares of common stock to its president in the amount of $120,000. The issuance occurred as follows:

					Additional
		Market	Purchase	Common	Paid in
Authorization	Board meeting authorized	Price	Price	Stock	Capital
25,000 shares	October 29, 2007	$2.00	$50,000	$25	$49,975
21,739 shares	November 27. 2007	2.30	50,000	21	49,979
9,756 shares	November 27. 2007	2.05	20,000	10	19,990

56,495 shares			$120,000	$56	$119,944

During the period ended March 31, 2008, there were no options granted under the 2002 Stock Option/Stock Issuance Plan and at March 31, 2008, there were no options outstanding under the plan.

NOTE 9 – FAIR VALUE

Available-for-sale marketable securities are carried at their fair values as determined by the quoted market price of the securities on the date of the financial statements. The fair value of the Company’s other financial instruments approximate their carrying amounts, either because the expected collection or payment period is relatively short or because the terms are similar to market terms. The carrying amounts and fair values of the Company’s financial instruments at March 31, 2008 are as follows:

	Carrying Amount	Fair Value

Cash and cash equivalents	$14,267	$14,267
Accounts receivable	55,728	55,728
Marketable securities	59,321	59,321
Loan and notes receivable	121,258	121,258
Accounts payable	122,973	122,973
Payroll taxes payable	6,141	6,141

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2008

NOTE 10 – COMMITMENTS

On April 14, 2006, the Company entered into a five-year renewable license agreement with Nationwide By Owner, Inc. (“NWBO”), a Texas based company engaged in the business of marketing real property for sale by owners. In the course of its business, NWBO generates a proprietary system which produces a database of sales leads containing home buyer and home seller information for persons seeking financing on the purchase or refinancing of real property. The license agreement permits exclusive use of the database to be used to generate leads for the origination of mortgage applications for submission to PrimeSource Mortgage, Inc.

The initial cost of the license was $150,000 cash, plus the issuance of 150,000 shares of PSM Holdings, Inc. stock in favor of NWBO and its principals, at a fair value for consideration received of $674,999 on the date of issue. The Company is amortizing the cost of the license over fourteen years, which is the initial five-year period of the agreement, plus three automatic three year renewal terms. Amortization expense recognized in the current period was $44,272.

The agreement between NWBO and the Company calls for the establishment of a National Processing Center for the collection, origination and tracking of the sales lead database, however, as agreed to by NWBO and the Company, the establishment of a National Processing Center has been delayed until 2008. NWBO continues to provide the platform that produces a database of sales leads containing home buyer and home seller information for persons seeking financing on the purchase or refinancing of real property for exclusive use by the Company. Upon completion of a National Processing Center, the Company has also committed to provide year-end bonuses under the license agreement which the parties can elect to take in cash, stock, or any combination of the two. Bonus cash will be calculated by multiplying the annual net profit of the National Processing Center by the following percentage rates: 15% for the initial five year term of the license agreement, 20% for the first automatic renewal term, 25% for the second automatic renewal term, 30% for the third automatic renewal term and all subsequent annual renewal terms. Should the parties elect to take all or part of the bonus in stock, the number of shares awarded will be calculated according to the base value of the shares as defined in the contract. No accrual has been recorded for the year end bonuses because the National Processing Center has not been established.

Pursuant to the agreement with NWBO, the Company has also committed to pursue obtaining, in good faith and diligently, the appropriate licenses to originate mortgages in all 50 states of the United States of America.

NOTE 11 – LOSS PER COMMON SHARE

Loss per common share is computed by dividing net income by the average number of common shares outstanding during the year. The weighted average number of common shares outstanding during the period ended March 31, 2008 was 12,893,367.

NOTE 12 – INDUSTRY RISK

The Company is currently building on its plan to add additional branches to increase bottom line revenue while continuing its relationship with Nation Wide By Owner (NWBO); however the company continues to post significant losses through the end of the third quarter of its fiscal year ending June 30, 2008. The development of the national processing center has been temporarily put on hold due to NWBO and a business partner waiting to look at a possible agreement with each other. NWBO is instrumental in soliciting new branches for the company and that is where management is focusing their current direction. Should the company be unsuccessful in acquiring enough branches to achieve profitability, they may be forced to reduce staff to the level necessary to service the remaining branches in the network.

The mortgage industry has recently gone through a significant consolidation with many sub-prime lenders going out of business.  The majority of the lenders in the sub-prime market two years ago are either in bankruptcy proceedings or are no longer in business today.  Foreclosures are up significantly causing a credit tightening, making qualifying for loans more difficult for borrowers.  PrimeSource Mortgage, Inc. is not subject to credit losses because the Company does not fund any of the loans they originate.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2008

NOTE 12 – INDUSTRY RISK (continued)

The U.S. housing market as a whole is undergoing a significant contraction with lenders and investors tightening their credit standards, making it likely that mortgage origination volumes will decrease in the short term. Because of the Company's long standing practices of dealing primarily with buyers who qualify for loans in the standard market, not funding loans, and forming relationships with quality lenders, management believes the impact of the current industry crisis on the Company, although it cannot be determined with any certainty, will be minimal.

NOTE 13 – NEWLY ADOPTED PRONOUNCEMENTS

FASB Statement No. 157 – Fair Value Measurements - This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and the Company has adopted the statement prospectively.

FASB Statement No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115 - This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and the Company adopted the statement prospectively as indicated in the statement. The statement did not have a significant effect on the financial statements of the Company, as the Company was not aware of any assets it elected to apply the provisions of the statement to as of March 31, 2008.

PSM HOLDINGS, INC. and
SUBSIDIARY

FINANCIAL REPORT

Nine Months Ended
March 31, 2007

[This Page Intentionally Left Blank]

PSM HOLDINGS, INC.
AND SUBSIDIARY
Balance Sheet
March 31, 2007

(Unaudited)

ASSETS

Current Assets
Cash	$253,912
Accounts receivable	79,452
Prepaid expenses	12,825

Total current assets	346,189

Marketable securities (Note 4)	65,965

Property and equipment (Note 2)	48,043

Loan and notes receivable (Note 6)	193,494

Intangible assets, net of accumulated amortization, $41,896 (Note 10)	768,371

Total Assets	$1,422,062

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$60,766
Payroll taxes payable	12,589

Total current liabilities	73,355

Deferred income taxes (Note 7)	-

Total Liabilities	73,355

Stockholders' Equity

Common stock, 100,000,000 shares authorized: $0.001 par value, 12,803,364 shares issued and outstanding (Note 8)	12,804
Preferred stock, 10,000,000 shares authorized: $0.001 par value, no shares issued and outstanding	-
Additional paid-in-capital	3,039,561
Retained earnings	(1,714,791)
Accumulated other comprehensive income, net of deferred tax	11,133

Total stockholders' equity	1,348,707

Total Liabilities and Stockholders' Equity	$1,422,062

The accompanying notes are an integral part of these financial statements

PSM HOLDINGS, INC.
AND SUBSIDIARY
Statement of Income
Nine Months Ended March 31, 2007

(Unaudited)

Revenues		$2,138,550

Operating expenses
Commissions	1,771,073
Advertising	32,360
Appraisal	7,985
Auto	3,874
Bank charge	1,846
Branch development	162,246
Charity	590
Consulting	25,000
Convention costs	46,860
Copier-computer maintenance	2,955
Depreciation and amortization	52,938
Dues and subscriptions	10,058
Entertainment	1,499
Freight	8,254
HUD fee	900
Insurance	18,695
Interest expense	1,373
Internet-webpage	71,230
Meals	570
Miscellaneous expenses	17,448
Office	7,263
Professional and legal fees	107,263
Rent	38,160
Repair	674
Taxes and licenses	23,511
Telephone	9,120
Training	89,629
Travel	38,877
Wages	236,617

Total expenses		2,788,868

Net operating income (loss)		(650,318)

Other income and expense
Interest and dividends		11,765
Realized gain on sale of securities		1,077
Interest in loss of affiliate (Note 6)		(4,057)
Miscellaneous income		9,050
Net loss before income taxes		(632,483)

Income tax benefit (expense) (Note 7)		-

Net loss		$(632,483)

Loss per common share (Note 11)		$(0.05)

The accompanying notes are an integral part of these financial statements

PSM HOLDINGS, INC.
AND SUBSIDIARY
Statement of Changes in Stockholders’ Equity
Nine Months Ended March 31, 2007

(Unaudited)

	Shares Issued	Common Stock	Additional Paid-in- Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity
Balance June 30, 2006	12,388,710	$12,389	$1,950,729	$(1,082,308)	$5,410	$886,220

Stock issued - stock issuance plans (Note 8)	64,654	65	204,502	-	-	204,567

Stock issued - private offering (Note 8)	360,000	360	899,640	-	-	900,000

Repurchase of common shares (Note 8)	(10,000)	(10)	(15,310)	-	-	(15,320)

Other comprehensive income Unrealized gain on marketable securities, net of income tax	-	-	-	-	5,723	5,723

Net loss for nine months ended March 31, 2007	-	-	-	(632,483)	-	(632,483)

Comprehensive loss
March 31, 2007	-	-	-	-	-	(626,760)

Balance March 31, 2007	12,803,364	$12,804	$3,039,561	$(1,714,791)	$11,133	$1,348,707

The accompanying notes are an integral part of these financial statements

PSM HOLDINGS, INC.
AND SUBSIDIARY
Statement of Cash Flows
Nine Months Ended March 31, 2007

(Unaudited)

Cash flows from operating activities:

Net loss	$(632,483)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	52,938
Gain on sales of marketable securities	(1,077)
Share based payment awards	204,567
Deferred income taxes	-
Interest in loss of affiliate	4,057
Changes in assets and liabilities:
(Increase) decrease in:
Decrease in accounts receivable	110,266
Decrease in prepaid expenses	29,250
Increase in accrued interest receivable	(1,494)
(Decrease) increase in:
(Decrease) in accounts payable	(221,437)
Increase in accrued liabilities	12,015

Net cash used by operating activities	(443,398)

Cash flows from investing activities:

Purchase of property and equipment	(35,010)
Loan to related party	(192,000)
Proceeds from the sale of marketable securities	5,137
Purchase of marketable securities	(4,485)

Net cash used by investing activities	(226,358)

Cash flows from financing activities:

Repurchase of common shares	(15,320)
Proceeds from issuing equity instruments	900,000

Net cash provided by financing activities	884,680

Net increase in cash	214,924

Cash at beginning of period	38,988

Cash at end of period	$253,912

The accompanying notes are an integral part of these financial statements

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2007

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Background
The Company incorporated under the laws of the State of Utah on March 12, 1987, as Durban Enterprises, Inc. The Company was organized to engage in any lawful activity for which corporations may be organized, and primarily to acquire investments of all natures and types, to form and support other corporations. The Company had not engaged in any activities that have produced significant revenues, until it acquired the shares of its subsidiary PrimeSource Mortgage, Inc.

On July 19, 2001, Durban Enterprises, Inc., created a wholly owned subsidiary called Durban Holdings, Inc., a Nevada corporation, to facilitate changing the domicile of the Company to Nevada. On August 17, 2001, Durban Enterprises, Inc. merged with and into Durban Holdings, Inc., leaving the Nevada Corporation as the survivor. The Company retained the originally authorized 100,000,000 shares at $0.001 par value.

On May 18, 2005, Durban Holdings, Inc. completed the acquisition of all of the outstanding stock of PrimeSource Mortgage, Inc., a Texas corporation, by a stock for stock exchange in which the stockholders of PrimeSource Mortgage, Inc. received 10,250,000 shares, or approximately 92% of the outstanding stock of the Company. Following the acquisition, effective May 18, 2005, the name of the parent “Durban Holdings, Inc.”, was changed to “PSM Holdings, Inc.” For reporting purposes, the acquisition was treated as an acquisition of the Company by PrimeSource Mortgage, Inc. (reverse acquisition) and a recapitalization of PrimeSource Mortgage, Inc. The historical financial statements prior to May 18, 2005, are those of PrimeSource Mortgage, Inc. Goodwill was not recognized from the transaction.

The Company’s common stock is currently quoted on the Pink Sheets under the symbol “PSMH.”

Business Activity
PrimeSource Mortgage, Inc., the wholly owned subsidiary of PSM Holdings, Inc. was incorporated February 15, 1991 under the laws of the State of Texas. The Company became a wholly owned subsidiary of PSM Holdings, Inc., a Nevada corporation, on May 18, 2005. PrimeSource Mortgage, Inc. acts as an agent or broker for mortgage lenders in real estate mortgage loan transactions, and solicits and receives applications for secured or unsecured loans. PrimeSource Mortgage, Inc. establishes Independent Network Office Agreements with originators who act as an independent contractor to originate mortgage applications for submission to lenders under the terms and conditions provided in the Network Office Agreement. The Network Office Agreements are effective for a period of 30 days, and are automatically extended for 30 day periods until they are cancelled. The Company does not extend credit to its customers. The Company primarily operates in New Mexico, Texas, Oklahoma, Colorado and Nevada.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2007

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Significant Accounting Policies:
The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of PSM Holdings, Inc.’s management who is responsible for their integrity and objectivity. The financial statements of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Financial Accounting Standards Board (FASB) is the accepted standard-setting body for establishing accounting and financial reporting principles.

Principles of Consolidation
The consolidated financial statements include the accounts of PSM Holdings, Inc. and its wholly owned subsidiary PrimeSource Mortgage, Inc. All material intercompany transactions have been eliminated in consolidation.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Cash and Cash Equivalents
For the purposes of the statement of cash flows, cash includes cash on hand and cash in checking and savings accounts, and all investment instruments with a maturity of six months or less. The Company places its temporary cash investments with high credit quality financial institutions. At times such investments may be in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit.

Accounts Receivable
Accounts receivable represent commissions earned on closed loans that the Company has not yet received payment. Accounts receivable are stated at the amount management expects to collect from balances outstanding at period-end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at period-end will be immaterial.

Investments in Marketable Securities
Investments consist of equity securities categorized as available-for-sale which includes securities that are not classified in either the held-to-maturity category or the trading category. In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, the securities are recognized at fair value, with unrealized holding gains and losses included as other comprehensive income, net of any deferred income taxes and reported as a net amount in a separate component of stockholders’ equity until realized.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2007

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment
Property and equipment are stated at cost. Depreciation and amortization have been provided using the straight-line method over the estimated useful lives of the assets as follows:

Furniture, fixtures and office equipment	5-7 years
Computer equipment	5 years

Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

Advertising
Advertising costs are expensed as incurred. Advertising expense for the nine month period ended March 31, 2007 was $32,360.

Share Based Payment Plan
Under the 2002 Stock Option/Stock Issuance Plan, the Company can grant stock or options to employees, related parties, and unrelated contractors in connection with the performance of services provided to the Company by the awardees. The Branch Owner Stock Program provides for issuance of stock to branch owners for outstanding performance. The Company uses the fair value method pursuant to SFAS 123 – Accounting for Stock Based Compensation to account for employee stock compensation costs and to account for share based payments to non-employees.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment as of March 31, 2007 is summarized as follows:

Fixtures and equipment	$106,542
Accumulated depreciation	(58,499)
Net Property and Equipment	$48,043

Depreciation expense for the period ended March 31, 2007 was $8,741.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2007

NOTE 3 – STATEMENT OF CASH FLOWS ADDITIONAL DISCLOSURES

Other disclosures required for the statement of cash flows during the period ended March 31, 2007 were as follows:

Cash paid for interest	$1,373
Non-cash share based payment awards	$171,566
Non-cash share based payment for purchase of fixed assets	$33,000
Income taxes paid	$-

NOTE 4 – INVESTMENTS IN MARKETABLE SECURITIES

Investments are reported at their fair value using market prices quoted as of the end of the period. Cost and fair market value of marketable securities available for sale at March 31, 2007, are as follows:

Cost	$53,785
Unrealized gain	12,180
Fair market value	$65,965

Changes in unrealized holding gains are reported in other comprehensive income. Estimated income tax related to unrealized holding gains is $4,787.

Proceeds from the sale of securities available for sale were $5,137. Gross realized gains from the sale of securities available for sale and included in earnings was $1,077. The cost of securities sold is determined by specific identification.

NOTE 5 – LEASE COMMITMENTS

The Company leases office space in a building that was 100% owned by the Company’s president. The terms under these lease agreements are that of month-to-month operating leases, and there are no future non-cancelable lease commitments due by the Company. Total rents paid during the period ended December 31, 2006 were $15,750. In January 2007, the office space was sold to the Company. The Company rents various property and equipment under leases and rental agreements with cancellable terms. Total rents paid under these agreements during the period ended March 31, 2007 were $40,410 of which $2,250 was prepaid.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company leased office space in a building that is 100% owned by the Company’s president. This agreement is discussed in Note 5 to the financial statements. Total rents paid during the period ended December 31, 2006 were $15,750.

The Company does business with a branch office owned by an officer of PrimeSource Mortgage, Inc. Commissions paid under the branch agreement during the period ended March 31, 2007 were $282,807.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2007

NOTE 6 – RELATED PARTY TRANSACTIONS (continued)

The Company purchases certain services from one of the Company’s directors. Services purchased during the period ended March 31, 2007 and included in training expense in the statement of income were $89,629. Of this amount, $36,525 was paid in the form of share based payments.

During the period ended March 31, 2007, the Company made a loan of $27,000 to an employee. The Company expects this loan to be paid in full during the next twelve to eighteen months.

During the period ended March 31, 2007, the Company made a loan of $20,000 to one of the company’s directors. The Company expects this loan to be paid in full during the next twelve to eighteen months.

During the period ended March 31, 2007, the Company made a loan of $142,500 to Nation Wide by Owner (NWBO) with whom the company has entered into a license agreement. See Note 10 for details. The Company expects this loan to be paid in full during the next twelve to eighteen months.

The Company was a 30% member of a limited liability partnership, Capital Source Mortgage Company, LLP that operated a branch location under an independent network office agreement with PrimeSource Mortgage, Inc. The Company contributed cash of $26,524 to the partnership. The Company accounted for this investment using the equity method in its June 30, 2006 financial statements.

During the nine months ended March 31, 2007, the Company began the process to end its relationship with Capital Source Mortgage Company, LLP for no consideration. Accordingly, the Company recorded a loss equal to its remaining investment in Capital Source Mortgage Company, LLP of $4,057 in its income statement for the period ended March 31, 2007.

During the period ended March 31, 2007, the Company purchased the assets of the Roswell branch from the CFO of the Company for 20,000 shares of PSM Holdings, Inc. valued at $33,000 at the date of purchase.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2007

NOTE 7 – INCOME TAXES

The Company’s total deferred tax liabilities, deferred tax assets, and deferred tax asset valuation allowances at March 31, 2007 are as follows:

Deferred tax assets:

Difference in method of accounting used to report for income tax purposes	$36,484
Net operating loss carryforwards	627,622

Gross deferred tax assets	664,106

Valuation allowance	(617,053)

Total	47,053

Deferred tax liabilities:

Difference in method of accounting used to report for income tax purposes	36,265
Property, plant and equipment	6,001
Marketable securities	4,787

Total	47,053

Net deferred tax asset (liability)	$-

A reconciliation of the statutory U. S. federal rate and effective rates is as follows:

Statutory U. S. federal rate	34.0%
State income taxes-net of federal benefit	5.3

39.3%

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

The Company’s provision for income taxes differs from applying the statutory U. S. Federal income tax rate to income before income taxes. The primary differences result from providing for state income taxes and from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2007

NOTE 7 – INCOME TAXES (continued)

The Company has estimated net operating loss carryforwards as follows: U. S. Federal income tax, expiring 2026, $1,621,340 and for state income tax purposes, expiring at various times from five to twenty years, $1,621,340.

NOTE 8 – STOCK ISSUANCE

Following is the status of the share based payment plans during the period ended March 31, 2007.

The Company uses the fair value method pursuant to SFAS 123 – Accounting for Stock Based Compensation to account for employee stock compensation costs and to account for share based payments to non-employees. The fair value of each share granted/issued for services is estimated on the grant/issue date using the Black-Scholes pricing model. The following assumptions were made in estimating fair value: dividend yield 0%, risk-free interest rate 5%, expected life one year or less, expected volatility 80.11%.

During the period the Company issued a total of 64,654 shares at a weighted average fair value at the grant date of $3.16 per share.

During the period ended March 31, 2007, the Company issued total shares under stock issuance plans as follows:

•	17,542 shares issued under the 2002 Stock Option Stock/Issuance Plan to various employees, board and advisory members, and consultants.

•	27,112 shares issued under the Branch Owner Stock Program.

•	20,000 shares issued to an Officer for the purchase of the Roswell office assets.

Compensation paid during the period to branch managers, charged to operations was $100,665; and compensation paid during the period to related parties and employees, charged to operations was $70,901.

The Company has committed to issue 10,500 shares to branch owners and consultants by August 31, 2007, provided the parties meet the stipulated time and service requirements. The Company has also committed to issue stock valued at $40,000 on the date of issue to the Director’s for their services by August 31, 2007.

On May 1, 2006 the Company offered 600,000 shares of its common stock at $2.50 per share. Under the terms of the confidential private offering memorandum (memorandum), each subscriber must meet the qualifications set forth in the memorandum and must be an “accredited investor” as defined in the memorandum. Unless waived by the Company, each investor must purchase a minimum of $100,000.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2007

NOTE 8 – STOCK ISSUANCE (continued)

During the period ended March 31, 2007, the Company issued 360,000 shares and received $900,000 cash under the offering and extended the offering through December 31, 2006. These proceeds are being utilized to establish a national processing center proceeding toward licensure in all fifty states, to establish sales lead contacts, and for administrative costs pursuant to the terms to the terms of the license agreement for the collection, organization and tracking of these sales leads obtained from the NWBO database.

During the period ended March 31, 2007, there were no options granted under the 2002 Stock Option/Stock Issuance Plan and at March 31, 2007, there were no options outstanding under the plan.

During the period ended March 31, 2007, the Company repurchased 10,000 shares of its stock for $1.53 per share, $15,310. The Company accounted for the transaction using the re-issuance method.

During the period ended March 31, 2007, the Company purchased the assets of the Roswell branch from the CFO of the Company for 20,000 shares of PSM Holdings, Inc. valued at $33,000 at the date of purchase.

NOTE 9 – FAIR VALUE

The carrying amounts reflected in the consolidated balance sheet for cash, accounts receivable, accounts payable and payroll taxes payable approximate the respective fair values due to the short maturities of those instruments. Available-for-sale marketable securities are recorded at fair value in the consolidated balance sheet. The carrying amounts and fair values of the Company’s financial instruments at March 31, 2007 are as follows:

	Carrying Amount	Fair Value

Cash and cash equivalents	$253,912	$253,912
Accounts receivable	79,452	79,452
Marketable securities	65,965	65,965
Loan and notes receivable	193,494	193,494
Accounts payable	60,766	60,766
Payroll taxes payable	12,589	12,589

NOTE 10 – COMMITMENTS

On April 14, 2006, the Company entered into a five-year renewable license agreement with Nationwide By Owner, Inc. (“NWBO”), a Texas based company engaged in the business of marketing real property for sale by owners. In the course of its business, NWBO generates a proprietary system which produces a database of sales leads containing home buyer and home seller information for persons seeking financing on the purchase or refinancing of real property.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
March 31, 2007

NOTE 10 – COMMITMENTS (continued)

The license agreement permits exclusive use of the database to be used to generate leads for the origination of mortgage applications for submission to PrimeSource Mortgage, Inc.

The initial cost of the license was $150,000 cash, plus the issuance of 150,000 shares of PSM Holdings, Inc. stock in favor of NWBO and its principals, at a fair value for consideration received of $674,999 on the date of issue. The Company is amortizing the cost of the license over fourteen years, which is the initial five-year period of the agreement, plus three automatic three year renewal terms. Amortization expense recognized in the current period was $44,197.

Amortization expense to be recognized in the years ending June 30, 2007 through 2019 is $58,929 and the year ending June 30, 2020, $46,491.

The Company has also committed to provide year-end bonuses under the license agreement which the parties can elect to take in cash, stock, or any combination of the two. Bonus cash will be calculated by multiplying the annual net profit of the National Processing Center by the following percentage rates: 15% for the initial five year term of the license agreement, 20% for the first automatic renewal term, 25% for the second automatic renewal term, 30% for the third automatic renewal term and all subsequent annual renewal terms. Should the parties elect to take all or part of the bonus in stock, the number of shares awarded will be calculated according to the base value of the shares as defined in the contract. No accrual has been recorded for the year end bonuses because the National Processing Center has not been established as of the date of these financial statements.

Pursuant to the agreement with NWBO, the Company has also committed to NWBO that they have diligently pursued and will continue to pursue becoming licensed to originate mortgages in all fifty states of the United States of America.

NOTE 11 – LOSS PER COMMON SHARE

Loss per common share is computed by dividing net income by the average number of common shares outstanding during the year. The weighted average number of common shares outstanding during the period ended March 31, 2007 was 12,596,037.

PSM HOLDINGS, INC. and
SUBSIDIARY

FINANCIAL REPORT

June 30, 2007 and 2006

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
of PSM Holdings, Inc. and Subsidiary
Roswell, New Mexico

We have audited the accompanying balance sheets of PSM Holdings, Inc., (a Nevada corporation) and Subsidiary as of June 30, 2007 and 2006, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PSM Holdings, Inc. and Subsidiary as of June 30, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued a report dated September 28, 2007 on our consideration of PSM Holdings, Inc. and Subsidiary’s internal control over financial reporting. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and the results of that testing and not to provide an opinion on the internal control over financial reporting. In accordance with Government Auditing Standards, we have also issued an opinion dated September 28, 2007, on PSM Holdings, Inc. and Subsidiary’s compliance with certain provisions of laws, regulations, contracts, and grant agreements, and other matters that could have a direct and material effect on a major HUD-assisted program. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be considered in assessing the results of our audit.

Accounting & Consulting Group, LLP
Certified Public Accountants
Carlsbad, New Mexico
September 28, 2007

PSM HOLDINGS, INC.
AND SUBSIDIARY
Balance Sheets
June 30, 2007 and 2006

	2007	2006
ASSETS

Current Assets
Cash	$132,443	$38,988
Accounts receivable	29,561	189,718
Prepaid expenses	75	42,075

Total current assets	162,079	270,781

Marketable securities (Note 4)	69,772	59,857

Property and equipment (Note 2)	43,331	21,734

Other investments (Note 6)	-	4,057

Other non-current assets, net of accumulated amortization, 2007, $71,360 and 2006, $12,431 (Note 10)	753,639	812,568

Notes and loans receivable from related parties, net of uncollectible amounts (Note 6)	175,364	-

Total Assets	$1,204,185	$1,168,997

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$102,017	$282,203
Payroll taxes payable	11,114	574

Total current liabilities	113,131	282,777

Deferred income taxes (Note 7)	-	-

Stockholders' Equity
Common stock, 100,000,000 shares authorized: $0.001 par value, 12,836,872 shares issued and outstanding (Note 8)	12,837	12,389
Additional paid-in-capital	3,103,819	1,950,729
Retained Earnings	(2,040,542)	(1,082,308)
Accumulated other comprehensive income, net of deferred tax	14,940	5,410

Total stockholders' equity	1,091,054	886,220

Total Liabilities and Stockholders' Equity	$1,204,185	$1,168,997

The accompanying notes are an integral part of these financial statements

PSM HOLDINGS, INC.
AND SUBSIDIARY
Statements of Income
Years Ended June 30, 2007 and 2006

	2007	2006

Revenues	$2,893,375	$3,968,372

Operating expenses
Commissions	2,404,875	3,837,850
Advertising	45,303	18,865
Appraisal	12,518	500
Auto	8,220	872
Bad debt expense	29,500	-
Bank charge	3,522	1,784
Branch development	237,320	27,862
Charity	1 ,140	50
Consulting	35,415	1,806
Convention costs	52,483	81,132
Copier-computer maintenance	7 ,578	1,697
Depreciation and amortization	72,382	24,817
Dues and subscriptions	11,235	8,399
Meals and entertainment	3,102	3,443
Freight	11,605	6,458
HUD fee	900	1,100
Insurance, life and health	29,479	1,598
Interest expense	1,373	305
Internet-webpage	98,516	69,455
Fees and other expenses	28,782	2,763
Office	18,035	2,184
Professional and legal fees	136,771	390,170
Rent	54,144	36,935
Repairs	674	-
Taxes and licenses	41,630	20,071
Telephone	13,818	11,529
Training	95,158	58,942
Travel	46,972	117,154
Wages	372,310	386,720
Total expenses	3,874,760	5,114,461
Net operating income (loss)	(981,385)	(1,146,089)

Other income and expense
Interest and dividends	17,080	1,029
Loss on sale of asset	-	(6,185)
Realized gain	1,077	2,312
Interest in loss of affiliate (Note 6)	(4,057)	(22,467)
Miscellaneous income	9,051	14,768
Net loss before income taxes	(958,234)	(1,156,632)

Income tax benefit (expense) (Note 7)	-	-
Net loss	$(958,234)	$(1,156,632)

Loss per common share (Note 11)	$(0.08)	$(0.10)

The accompanying notes are an integral part of these financial statements

PSM HOLDINGS, INC.
AND SUBSIDIARY
Statements of Cash Flows
Years Ended June 30, 2007 and 2006

	2007	2006

Cash flows from operating activities:

Net loss	$(958,234)	$(1,156,632)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	72,382	38,841
Gain on sales of marketable securities	(1,077)	(2,312)
Loss on sale of assets	-	6,185
Share based payment awards	235,858	787,034
Bad debt expense	29,500	-
Interest in loss of affiliate	4,057	22,467
Changes in assets and liabilities: (Increase) decrease in:
Decrease in accounts receivable	160,154	35,527
Decrease in prepaid expenses	42,000	34,229
Increase in accrued interest receivable	(1,141)	-
Increase in other assets	-	(150,000)
Increase (decrease) in accounts payable	(180,184)	82,803
Increase (decrease) in accrued liabilities	10,540	(2,550)

Net cash used by operating activities	(586,145)	(304,408)

Cash flows from investing activities:
Purchase of property and equipment	(2,010)	-
Loans and notes extended to related parties (Note 6)	(216,500)	-
Purchase of other investments	-	(26,524)
Payments on loans and notes receivable	12,777	-
Purchase of marketable securities	(7,330)	(31,053)
Proceeds from sales of marketable securities	7,983	19,273

Net cash used by investing activities	(205,080)	(38,304)

Cash flows from financing activities:

Repurchase of common shares	(15,320)	-
Proceeds from issuing equity instruments	900,000	357,300

Net cash provided by financing activities	884,680	357,300

Net increase in cash	93,455	14,588

Cash at beginning of period	38,988	24,400

Cash at end of period	$132,443	$38,988

The accompanying notes are an integral part of these financial statements

PSM HOLDINGS, INC.
AND SUBSIDIARY
Statements of Changes in Stockholders’ Equity
Years Ended June 30, 2007 and 2006

	Shares Issued	Common Stock	Additional Paid-in- Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity
Balance June 30, 2005	11,175,653	$11,176	$76,509	$74,324	$-	$162,009

Stock issued - stock issuance plans (Note 8)	1,213,057	1,213	1,874,220	-	-	1,875,433

Other comprehensive income
Unrealized gain on marketable securities, net of income tax	-	-	-	-	5,410	5,410

Net loss for year ended June 30, 2006	-	-	-	(1,156,632)	-	(1,156,632)

Comprehensive loss June 30, 2006	-	-	-	-	-	(1,151,222)

Balance June 30, 2006	12,388,710	$12,389	$1,950,729	$(1,082,308)	$5,410	$886,220

Stock issued - stock issuance plans (Note 8)	98,162	98	268,760	-	-	268,858

Stock issued - private offering (Note 8)	360,000	360	899,640	-	-	900,000

Repurchase of common shares (Note 8)	(10,000)	(10)	(15,310)	-	-	(15,320)

Other comprehensive income
Unrealized gain on marketable securities, net of income tax	-	-	-	-	9,530	9,530

Net loss for year ended June 30, 2007	-	-	-	(958,234)	-	(958,234)

Comprehensive loss June 30, 2007	-	-	-	-	-	(948,704)

Balance June 30, 2007	12,836,872	$12,837	$3,103,819	$(2,040,542)	$14,940	$1,091,054

The accompanying notes are an integral part of these financial statements

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2007 and 2006

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Background
The Company incorporated under the laws of the State of Utah on March 12, 1987, as Durban Enterprises, Inc. The Company was organized to engage in any lawful activity for which corporations may be organized, and primarily to acquire investments of all natures and types, to form and support other corporations. The Company had not engaged in any activities that have produced significant revenues, until it acquired the shares of its subsidiary PrimeSource Mortgage, Inc.

On July 19, 2001, Durban Enterprises, Inc., created a wholly owned subsidiary called Durban Holdings, Inc., a Nevada corporation, to facilitate changing the domicile of the Company to Nevada. On August 17, 2001, Durban Enterprises, Inc. merged with and into Durban Holdings, Inc., leaving the Nevada Corporation as the survivor. The Company retained the originally authorized 100,000,000 shares at $0.001 par value.

On May 18, 2005, Durban Holdings, Inc. completed the acquisition of all of the outstanding stock of PrimeSource Mortgage, Inc., a Texas corporation, by a stock for stock exchange in which the stockholders of PrimeSource Mortgage, Inc. received 10,250,000 shares, or approximately 92% of the outstanding stock of the Company. Following the acquisition, effective May 18, 2005, the name of the parent “Durban Holdings, Inc.”, was changed to “PSM Holdings, Inc.” For reporting purposes, the acquisition was treated as an acquisition of the Company by PrimeSource Mortgage, Inc. (reverse acquisition) and a recapitalization of PrimeSource Mortgage, Inc. The historical financial statements prior to May 18, 2005, are those of PrimeSource Mortgage, Inc. Goodwill was not recognized from the transaction.

The Company’s common stock is currently quoted on the Pink Sheets under the symbol “PSMH.”

Business Activity
PrimeSource Mortgage, Inc., the wholly owned subsidiary of PSM Holdings, Inc. was incorporated February 15, 1991 under the laws of the State of Texas. The Company became a wholly owned subsidiary of PSM Holdings, Inc., a Nevada corporation, on May 18, 2005. PrimeSource Mortgage, Inc. acts as an agent or broker for mortgage lenders in real estate mortgage loan transactions, and solicits and receives applications for secured or unsecured loans. PrimeSource Mortgage, Inc. establishes Independent Network Office Agreements with originators who act as an independent contractor to originate mortgage applications for submission to lenders under the terms and conditions provided in the Network Office Agreement. PrimeSource Mortgage, Inc. pays the originators commissions and fees based on a split schedule accepted and agreed to by PrimeSource Mortgage, Inc., the respective lenders and the originators. PrimeSource Mortgage, Inc. will then return to the originator a percentage of the commission and fee split in stock awards. The Network Office Agreements are effective for a period of 30 days, and are automatically extended for 30 day periods until they are cancelled. The Company does not extend credit to its customers. The Company primarily operates in New Mexico, Texas, Oklahoma, Colorado and Nevada.

Significant Accounting Policies
The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of PSM Holdings, Inc.’s management who is responsible for their integrity and objectivity. The financial statements of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Financial Accounting Standards Board (FASB) is the accepted standard-setting body for establishing accounting and financial reporting principles.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2007 and 2006

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Principles of Consolidation
The consolidated financial statements include the accounts of PSM Holdings, Inc. and its wholly owned subsidiary PrimeSource Mortgage, Inc. All material intercompany transactions have been eliminated in consolidation.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accordingly, actual results could differ from those estimates. Significant estimates include the value of other non-current assets, estimated depreciable lives of property, plant and equipment, and estimates of uncollectible amounts of loans and notes receivable.

Cash and Cash Equivalents
For the purposes of the statement of cash flows, cash includes cash on hand and cash in checking and savings accounts, and all investment instruments with an original maturity of three months or less.

Accounts Receivable
Accounts receivable represent commissions earned on closed loans that the Company has not yet received payment. Accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year-end will be immaterial.

Investments in Marketable Securities
Investments consist of equity securities categorized as available-for-sale which includes securities that are not classified in either the held-to-maturity category or the trading category. In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, the securities are recognized at fair value, with unrealized holding gains and losses included as other comprehensive income, net of any deferred income taxes and reported as a net amount in a separate component of stockholders’ equity until realized.

Property and Equipment
Property and equipment are stated at cost. Depreciation and amortization have been provided using the straight-line method over the estimated useful lives of the assets as follows:

Furniture, fixtures and office equipment	5-7 years
Computer equipment	5 years

Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases ofcertain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2007 and 2006

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Taxes Collected and Remitted to Governmental Authorities
When applicable, the Company collects certain taxes from its customers and remits them to the required governmental authorities. Related revenues are reported net of applicable taxes collected and remitted to governmental authorities.

Advertising
Advertising costs are expensed as incurred. Advertising expense for the years ended June 30, 2007 and 2006 was $45,303 and $18,865, respectively.

Share Based Payment Plan
Under the 2002 Stock Option/Stock Issuance Plan, the Company can grant stock or options to employees, related parties, and unrelated contractors in connection with the performance of services provided to the Company by the awardees. The Branch Owner Stock Program provides for issuance of stock to branch owners for outstanding performance. The Company uses the fair value method pursuant to SFAS 123 – Accounting for Stock Based Compensation to account for employee stock compensation costs and to account for share based payments to non-employees.

Comparability
Certain amounts in the year ended June 30, 2006 financial statements have been reclassified to conform to the year ended June 30, 2007 presentation. Amounts reported as amortization expense, $14,024 during the year ended June 30, 2006 have been reclassified as internet-webpage expense to conform to the June 30, 2007 presentation.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment as of June 30, 2007 and 2006 is summarized as follows:

	2007	2006
Fixtures and equipment	$106,542	$71,532
Accumulated depreciation	(63,211)	(49,798)
Net Property and Equipment	$43,331	$21,734

Depreciation expense for the year ended June 30, 2007 and 2006 was $13,453 and $12,386, respectively.

NOTE 3 – STATEMENTS OF CASH FLOWS ADDITIONAL DISCLOSURES

Non-cash transactions during the years ended June 30, 2007 and 2006 were as follows:

	2007	2006
Cash paid for interest	$1,373	$305

Income taxes paid	$-	$-

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2007 and 2006

NOTE 3 – STATEMENTS OF CASH FLOWS ADDITIONAL DISCLOSURES (continued)

Non-cash investing and financing activities during the years ended June 30, 2007 and 2006 were as follows:

	2007	2006
Purchase of fixed assets:
Exchange of stock for purchase of assets of the
Roswell branch (Note 6 and Note 8)	$33,000	$-

Sale of vehicle:
Debt assumed by buyer	-	22,606
Net book value of vehicle sold		28,170

NOTE 4 – INVESTMENTS IN MARKETABLE SECURITIES

Investments are reported at their fair value using market prices quoted as of the end of the year. Cost and fair market value of marketable securities available for sale at June 30, 2007 and 2006, were as follows:

	2007	2006
Cost	$53,708	$54,447
Unrealized gain	16,064	5,410
Fair market value	$69,772	$59,857

Changes in unrealized holding gains are reported in other comprehensive income. Estimated income tax related to unrealized holding gains as of June 30, 2007 and 2006 was $6,283 and $1,569 respectively.

Proceeds from the sale of securities available for sale during the year ended June 30, 2007 were $7,983. Gross realized gains from the sale of securities available for sale and included in earnings was $1,077. The cost of securities sold is determined by specific identification.

Proceeds from the sale of securities available for sale during the year ended June 30, 2006 were $19,273. Gross realized gains from the sale of securities available for sale and included in earnings was $2,312. The cost of securities sold is determined by specific identification.

NOTE 5 – LEASE COMMITMENTS

The Company leases office space in a building that is 100% owned by an LLC whose members are the Company’s president and his immediate family. The terms under these lease agreements are that of month-to-month operating leases, and there are no future non-cancelable lease commitments due by the Company. Total rents paid during the year ended June 30, 2007 and 2006 were $40,500 and $27,750, respectively. The company rents various property and equipment under leases and rental agreements with cancellable terms. Total rents paid under these agreements during the year ended June 30, 2007 and 2006 were $5,359 and $9,185, respectively.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2007 and 2006

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company leases office space in a building that is 100% owned by an LLC whose members are the Company’s president and his immediate family. This agreement is discussed in Note 5 to the financial statements. Total rents paid during the year ended June 30, 2007 and 2006 were $40,500 and $27,750, respectively.

The Company rents a vehicle that is owned by the Company’s president. The rental is on a month to month basis and is cancellable at any time. Monthly rental payments are $500, and the Company paid $2,000 and $0 under the rental agreement during the years ended June 30, 2007 and 2006 respectively.

The Company conducted business with a branch office owned by an officer of PrimeSource Mortgage, Inc. Commissions paid under the branch agreement during the year ended June 30, 2006 were $504,798. As of June 30, 2006, the branch owed PrimeSource Mortgage, Inc. $21,492. None of the balance was past due. Effective July 1, 2006, PrimeSource Mortgage, Inc. purchased the assets of the Roswell branch in exchange for stock with a fair market value of $33,000 as of the date of purchase. The assets purchased consisted of various office equipment, furniture and fixtures which have been included in property, plant and equipment.

The Company purchases certain services from one of the Company’s directors. Cash payments for services purchased during the year ended June 30, 2007 and 2006 included in training, travel and consulting expenses in the statements of income were $52,614 and $52,431 respectively. Share based payments, included in training in the statements of income, had a fair market value as of June 30, 2007 and 2006 of $36,525 and $32,400, respectively. As of June 30, 2007 and 2006, the Company owed the director $2,500 and $0, respectively.

During the year ended June 30, 2007, the Company made the following loans to related parties:

	Original Loan	Balance due June 30, 2007	Balance due June 30, 2006
Unsecured loan to one of the Company’s
Directors bearing interest at 8.25%
annually due October, 2009	$20,000	$20,000	$-

Accrued interest due from Director	-	1,141	-

Unsecured loan to a former employee of
the Company bearing interest at 0%
annually with no defined payment terms	29,500	29,500	-

Unsecured loans to NWBO Corporation
(NWBO) bearing interest at 9.25%
annually with no defined
payment terms	167,000	154,223	-
	216,500	204,864	-

Less allowance for uncollectible amounts	-	29,500	-

	$216,500	$175,364	$-

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2007 and 2006

NOTE 6 – RELATED PARTY TRANSACTIONS (continued)

The interest rate charged on the loan to the former employee represents an interest rate that is below market terms. Since there is doubt as to the ultimate collectability of the loan, the Company has not imputed interest on the amount loaned, and has made an allowance for the full amount of the outstanding balance.

Interest paid by NWBO during the years ended June 30, 2007 and 2006 was $4,223 and $0, respectively.

During the year ended June 30, 2006 the Company became a 30% member of a limited liability partnership, Capital Source Mortgage Company, LLP (Partnership) that operates a branch location under an independent network office agreement with PrimeSource Mortgage, Inc. During the years ended June 30, 2007 and 2006 the Company contributed cash of $0 and $26,524 to the Partnership. During the year ended June 03, 2007, the Company dissolved its interest in the partnership with no consideration received. The remaining carrying amount in the Partnership, $4,057 has been included in interest in loss of affiliate. The Company is not aware of any additional liabilities related to the Partnership.

NOTE 7 – INCOME TAXES

The Company’s total deferred tax liabilities, deferred tax assets, and deferred tax asset valuation allowances at June 30, 2007 and 2006 were as follows:

	2007	2006
Deferred tax assets:

Difference in method of accounting used to report for income tax purposes	$52,116	$146,290
Net operating loss carryforwards	731,031	391,710
Gross deferred tax assets	783,147	538,000
Valuation allowance	(761,067)	(436,967)

Total	22,080	101,033
Deferred tax liabilities:

Difference in method of accounting used to report for income tax purposes	11,648	91,652
Property, plant and equipment	4,149	7,812
Marketable securities	6,283	1,569

Total	22,080	101,033

Net deferred tax asset (liability)	$-	$-

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2007 and 2006

NOTE 7 – INCOME TAXES (continued)

A reconciliation of the statutory U. S. federal rate and effective rates is as follows:

Statutory U. S. federal rate	34.0%
State income taxes-net of federal benefit	5.3

39.3%

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

The Company’s provision for income taxes differs from applying the statutory U. S. Federal income tax rate to income before income taxes. The primary differences result from providing for state income taxes and from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

The Company has estimated net operating loss carryforwards as follows: U. S. Federal income tax, expiring 2027, $863,400 and expiring 2026, $991,300 and for state income tax purposes, expiring at various times from five to twenty years, $1,854,700.

NOTE 8 – SHARE BASED PAYMENTS AND STOCK ISSUANCE PLANS

Following is the status of the share based payment plans during the year ended June 30, 2007.

The Company uses the fair value method pursuant to SFAS 123 – Accounting for Stock Based Compensation to account for employee stock compensation costs and to account for share based payments to non-employees. The fair value of each share granted/issued for services is estimated on the grant/issue date using the Black-Scholes pricing model. The following assumptions were made in estimating fair value: dividend yield 0%, risk-free interest rate 5%, expected life one year or less, expected volatility 80.11%.

During the period the Company issued a total of 98,162 shares by the end of the period at a weighted average fair value at the grant date of $2.74 per share.

The Company issued 20,000 shares for the purchase of the assets of the Roswell branch (Note 6).

During the period ended June 30, 2007, the Company issued total shares under stock issuance plans as follows:

•	24,167 shares issued under the 2002 Stock Option Stock/Issuance Plan to various employees, board and advisory members, and consultants.

•	53,995 shares issued under the Branch Owner Stock Program.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2007 and 2006

NOTE 8 – SHARE BASED PAYMENTS AND STOCK ISSUANCE PLANS (continued)

Compensation to employees, charged to operations was $1,650; compensation to related directors and members of the advisory board for services provided, charged to operations was $36,525; compensation paid to branch managers, charged to operations as commissions was $180,456; and compensation provided to unrelated parties, charged to operations was $17,227. Stock exchanged for the purchase of equipment, furniture and fixtures, from an officer of the Company charged to property plant and equipment was $33,000 (Note 6).

During the year ended June 30, 2007 the Company issued 360,000 shares for gross proceeds of $900,000, or $2.50 per share.

During the year ended June 30, 2007, Prime Source Mortgage, Inc. purchased 10,000 shares of the issued and outstanding stock from an unrelated party for $15,320.

In the years June 30, 2007 and 2006, there were no options granted under the 2002 Stock Option/Stock Issuance Plan and at June 30, 2007, there were no options outstanding under the plan.

NOTE 9 – FAIR VALUE

The carrying amounts reflected in the consolidated balance sheet for cash, accounts receivable, accounts payable and payroll taxes payable approximate the respective fair values due to the short maturities of those instruments. Available-for-sale marketable securities are recorded at fair value in the consolidated balance sheet. The carrying amounts and fair values of the Company’s financial instruments at June 30, 2007 are as follows:

	Carrying Amount	Fair Value

Cash and cash equivalents	$132,443	$132,443
Accounts receivable	29,561	29,561
Marketable securities	69,772	69,772
Accounts payable	102,017	102,017
Payroll taxes payable	11,114	11,114
Notes and loans receivable	175,364	175,364

NOTE 10 – COMMITMENTS

On April 14, 2006, the Company entered into a five-year renewable license agreement with Nationwide By Owner, Inc. (“NWBO”), a Texas based company engaged in the business of marketing real property for sale by owners. In the course of its business, NWBO generates a proprietary system which produces a database of sales leads containing home buyer and home seller information for persons seeking financing on the purchase or refinancing of real property. The license agreement permits exclusive use of the database to be used to generate leads for the origination of mortgage applications for submission to PrimeSource Mortgage, Inc.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2007 and 2006

NOTE 10 – COMMITMENTS

The initial cost of the license was $150,000 cash, plus the issuance of 150,000 shares of PSM Holdings, Inc. stock in favor of NWBO and its principals, at a fair value for consideration received of $674,999 on the date of issue. The Company is amortizing the cost of the license over fourteen years, which is the initial five-year period of the agreement, plus three automatic three year renewal terms. Amortization expense recognized in the current year was $58,929. Amortization expense to be recognized in the years ending June 30, 2008 through 2019 is $58,929 and the year ending June 30, 2020, $46,491.

The agreement between NWBO and the Company calls for the establishment of a National Processing Center for the collection, origination and tracking of the sales lead database, however, as agreed to by NWBO and the Company, the establishment of a National Processing Center has been delayed until 2008. NWBO continues to provide the platform that produces a database of sales leads containing home buyer and home seller information for persons seeking financing on the purchase or refinancing of real property for exclusive use by the Company. Upon completion of a National Processing Center, the Company has also committed to provide year-end bonuses under the license agreement which the parties can elect to take in cash, stock, or any combination of the two. Bonus cash will be calculated by multiplying the annual net profit of the National Processing Center by the following percentage rates: 15% for the initial five year term of the license agreement, 20% for the first automatic renewal term, 25% for the second automatic renewal term, 30% for the third automatic renewal term and all subsequent annual renewal terms. Should the parties elect to take all or part of the bonus in stock, the number of shares awarded will be calculated according to the base value of the shares as defined in the contract. No accrual has been recorded for the year end bonuses because the National Processing Center has not been established.

Pursuant to the agreement with NWBO, the Company has also committed to pursue obtaining, in good faith and diligently, the appropriate licenses to originate mortgages in all 50 states of the United States of America.

NOTE 11 – LOSS PER COMMON SHARE

Loss per common share is computed by dividing net loss by the average number of common shares outstanding during the year. The weighted average number of common shares outstanding during the year ended June 30, 2007 was 12,612,791.

NOTE 12 – INDUSTRY RISK

The mortgage industry has recently gone through a significant consolidation with many sub-prime lenders going out of business.  The majority of the lenders in the sub-prime market two years ago are either in bankruptcy proceedings or are no longer in business today.  Foreclosures are up significantly causing a credit tightening, making qualifying for loans more difficult for borrowers.  PrimeSource Mortgage, Inc. is not subject to credit losses because the Company does not fund any of the loans they originate.

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2007 and 2006

NOTE 12 – INDUSTRY RISK (continued)

The U.S. housing market as a whole is undergoing a significant contraction with lenders and investors tightening their credit standards, making it likely that mortgage origination volumes will decrease in the short term. Because of the Company's long standing practices of dealing primarily with buyers who qualify for loans in the standard market, not funding loans, and forming relationships with quality lenders, management believes the impact of the current industry crisis on the Company, although it cannot be determined with any certainty, will be minimal.

NOTE 13 – SUBSEQUENT PRONOUNCEMENTS

FASB Statement No. 157 – Fair Value Measurements - This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and the Company plans to adopt the statement prospectively as indicated in the statement. The statement is not expected to have a significant effect on the financial statements of the Company.

FASB Statement No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115 - This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and the Company plans to adopt the statement prospectively as indicated in the statement. The statement is not expected to have a significant effect on the financial statements of the Company.

[OUTSIDE BACK COVER]

PSM Holdings, Inc.
[A Nevada Corporation]

1,189,500 Shares

Common Stock

PROSPECTUS

PSM HOLDINGS, INC.

1112 N. Main Street
Roswell, New Mexico 88201

Telephone (575) 622-5113

_______________, 2008

Until                            , 2008, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission - Registration Fee	$38
State filing Fees	$2,500
Printing and Engraving Expenses	$5,000
Edgarizing Costs	$10,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$25,000
Miscellaneous	$7,462
Total	$60,000

None of the expenses of the offering will be paid by the selling security holders.

Item 14. Indemnification of Directors and Officers

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

Article VI of our Bylaws provides that the corporation shall indemnify its directors, officers, and agents to the full extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

In 2002, the Company adopted a Stock Option/Stock Issuance Plan. Since August 2005, we have issued a total of 345,813 shares of common stock, of which 21,000 have been to employees, 50,000 shares to directors and 274,813 shares to consultants. All of the shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Rule 701promulgated by the Securities and Exchange Commission. Each participant in the plan who received the shares was a director or employee of the company, or a consultant who was a natural person who provided bona fide services to the company, which services were not in connection with the offer or sale of securities in a capital raising transaction and not directly or indirectly used to promote or maintain a market for the company’s securities. No underwriting discounts or commissions were paid in connection with the stock sale.

From August 2005 to June 2006, we distributed or sold at a discount to market common stock to our branch owners as bonuses for past services and as incentives for performance. We issued a total of 345,236 shares, of which 26,786 shares were sold at a discount to market for $41,244 and the balance of which were issued as incentives for for services provided to us. All of the shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. There were a total of eight accredited investors and 23 sophisticated investors as defined in Regulation D. Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares. Each investor represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor was provided a private placement memorandum containing information required pursuant to Regulation D. Each participant was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the stock sales or distributions.

From August 2005 to September 2005, we issued shares of our common stock in exchange for the cancellation of certain loan commission overrides previously granted to six of our branch owners in the aggregate amount of $105,000. The overrides represented percentage payments to these branch owners for referrals of new branch offices. We issued a total of 105,000 shares. All of the shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. There was a total of one accredited investor and five sophisticated investors as defined in Regulation D. Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares. Each investor represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor was provided a private placement memorandum containing information required pursuant to Regulation D. Each participant was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the stock sale.

In December 2005, we offered and sold shares of our common stock at a price of $1 per share to certain employees and branch owners and family members. We sold a total of 322,150 shares for a total of $322,150. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as a transaction by an issuer not involving any public offering. At the time of the offering, there were a total of five accredited investors and 35 sophisticated investors as defined in Rule 506 of Regulation D. Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares. Each investor represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor was provided access to information similar to the type of information which would be included in a prospectus and was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the stock sale.

In April 2006, we acquired a license from Nationwide by Owner, Inc. to use a database of sales leads. The purchase price for the license included cash and 150,000 shares. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. There were a total of three accredited investors as defined in Rule 501 of Regulation D. Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares. Each investor represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the stock sale.

From May 2006 to December 2006, we conducted an offering of our common stock to raise funds for the national processing center pursuant to the agreement with Nationwide by Owner, Inc. We sold 360,000 shares for a total of $900,000. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. At the time of their investments, there were a total of nine accredited investors as defined in Regulation D. Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares. Each investor represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the stock sale.

In July 2006, we developed a revised commission plan for our branch owners that included providing a portion of their commissions to be paid in common stock on a quarterly basis. Commission shares earned and issued for the quarters from September 30, 2006, to March 31, 2008, were 145,276. The plan is scheduled to close after the quarter ending June 30, 2008, unless otherwise amended. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. At the time of earning their commissions, there were a total of seven accredited investors and 21 sophisticated investors as defined Regulation D. Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares. Each investor represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor was provided a private placement memorandum containing information required pursuant to Regulation D. Each participant was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the stock sale.

Effective July 1, 2006, we issued 20,000 shares of common stock to an entity owned by Kurt Gass, our CFO at the time, for the purchase of the Roswell branch. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Gass’s entity was an accredited investor as defined in Regulation D. He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificate representing the shares. Mr. Gass represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. He represented that he was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the stock sale.

On November 27, 2007, the board of directors approved an offer from two of our directors, Jeffrey R. Smith and Ron Hanna, to periodically purchase shares of common stock at the closing price of the stock on the date the funds are received. As of June 9, 2008, we have sold 56,495 shares to Mr. Smith for a total of $120,000. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Smith was an accredited investor as defined in Rule 501 of Regulation D. He acknowledged his investment intent with respect to the shares and consented to the imposition of restrictive legends upon the stock certificates representing the shares. He had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Smith was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the stock sale.

Item 16. Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation
3.2	Current Bylaws
4.1	Form of Common Stock Certificate
4.2	Form of Registration Rights Agreement dated March 4, 2008
4.3	Registration Rights Agreement dated July 12, 2002, with Angela Ross
4.4 & 10.1	2002 Stock Option/Stock Issuance Plan, including grant forms*
5.1	Opinion re Legality of Shares
10.2	License Agreement dated April 14, 2006, with Nationwide, as amended April 14, 2006, and March 1, 2007 (confidential information has been redacted)
10.3	Office Lease Agreement dated March 1, 2008
10.4	Promissory Note dated May 30, 2008, and Security Agreements dated November 16, 2006 and February 16, 2007 by Nationwide By Owner Inc. for $98,954
10.5	Promissory Note dated January 24, 2008, to Jeffrey Smith for the $100,000 revolving line of credit
21.1	List of Subsidiaries
23.1	Consent of Accounting & Consulting Group, LLP, independent registered public accounting firm
23.2	Consent of Attorney (included in Exhibit 5.1)

*	Management contract, or compensatory plan or arrangement, required to be filed as an exhibit.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)    Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

   (iii)    Include any material or changed information with respect to the plan of distribution not previously disclosed in the registration statement or an material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roswell, New Mexico, on June 16, 2008.

PSM Holdings, Inc.

By:  /s/ Jeffrey R. Smith

Jeffrey R. Smith, President
(Principal Executive Officer)

By:  /s/ James E. Kunko

James E. Kunko, Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/Jeffrey R. Smith	Director & President (Principal Executive Officer	June 16, 2008
Jeffrey R. Smith

/s/ Ron Hanna	Chairman	June 16, 2008
Ron Hanna

/s/ Douglas F. Smith	Director	June 16, 2008
Douglas F. Smith

/s/Thomas Mahoney	Director	June 16, 2008
Thomas Mahoney

/s/ Deborah E. Erickson	Director	June 15, 2008
Deborah E. Erickson

/s/ Kurt Gass	Director	June 16, 2008
Kurt Gass

/s/James E. Kunko	CFO (Principal Financial and Accounting Officer)	June 16, 2008
James E. Kunko